
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                        Digital Descriptor Systems, Inc.
                 (Name of small business issuer in its charter)

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

         Delaware                                7373                                23-2770048
         --------                                ----                                ----------
 (State or other jurisdiction of     (Primary Standard Industrial                 (I.R.S. Employer
 incorporation or organization)       Classification Code Number)                Identification No.)


446 Lincoln Highway, Fairless Hills, PA                                                  19030
----------------------------------------                                               ---------
(Address of principal executive offices)                                               (Zip code)


         Registrant's Address and Telephone number, including area code:

                              Michael J. Pellegrino
                      President and Chief Operating Officer
                               446 Lincoln Highway
                            Fairless Hills, PA 19030
                                 (267) 580-1075

            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


Calculation of registration fee

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
--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------
Title of each class of      Amount to be    Proposed       Proposed       Exercise     Proceeds to    Amount of
securities to be            registered      maximum        maximum        price per    the Company    registration
registered                                  offering       aggregate      share (1)                   fee
                                            price per      offering
                                            share (1)      price
--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------
Common  Shares, par value
$.001 underlying secured    30,000,000          $0.01      $300,000                                        $27.60
convertible debenture

--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------
Shares underlying warrants



--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

Restricted Common Shares
par value $.001


--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------




--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

Total Registration Fee                                                                                     $27.60


--------------------------- --------------- -------------- -------------- ------------ -------------- ---------------

(1)  Estimated solely for the purpose of determining the registration fee.
(2) Shares being registered represent the authorized but unissued shares that are available to be used upon conversion of an aggregate of $500,000 in convertible debentures in connection with a January 10, 2003 financing to various investors.


                              ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PROSPECTUS
     February 12, 2003

                        Digital Descriptor Systems, Inc.

                        30,000,000 Shares of Common Stock


         o The 30,000,000 shares of Common Stock offered by this Prospectus are being offered for resale by the stockholders listed in the section of this Prospectus called "Selling Security Holders".

         o Our Common Stock is traded on the OTC Bulletin Board under the symbol "DDSI.OB".

         o January 24, 2003 the closing bid price of our Common Stock on the OTC Bulletin Board was $.002.

         o Investors should not purchase these shares unless they can afford to lose their entire investment.

         o Selling shareholders will sell at prices they fix or negotiate and the selling shareholder will receive all proceeds from the sale.


--------------------------------------------------------------------------------

This investment involves a high degree of risk. See the "Risk Factors" beginning on page 6 of this Prospectus.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                Table of Contents
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                                             Section Title                                                Page No.
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
Summary of Information in the Prospectus                                                                      5
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Risk Factors                                                                                                  6
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Dividend Policy                                                                                              10
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Dilution                                                                                                     12
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Use of Proceeds                                                                                              13
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Price Range of Common Stock                                                                                  14
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Management's Discussion and Analysis of Financial Condition and Results of Operations                        16
--------------------------------------------------------------------------------------------------------- ----------
Our Business                                                                                                 23
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Management                                                                                                   31
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Executive Compensation                                                                                       33
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Certain Relationships and Related Transactions                                                               36
--------------------------------------------------------------------------------------------------------- ----------
Security Ownership of Certain Beneficial Owners and Management                                               36
--------------------------------------------------------------------------------------------------------- ----------
Description of Securities                                                                                    39
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Selling Stockholders                                                                                         41
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Plan of Distribution                                                                                         43
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Legal Proceedings                                                                                            44
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Experts                                                                                                      45
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Legal Matters                                                                                                45
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Other Available Information                                                                                  45
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Financial Statements                                                                                         46
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Indemnification                                                                                            II-1
--------------------------------------------------------------------------------------------------------- ----------


                               Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

Unless otherwise indicated, this Prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our common stock.

                        Digital Descriptor Systems, Inc.

Digital Descriptor Systems, Inc.("DDSI"), located at 446 Lincoln Highway,
Fairless Hills, PA,19030, phone number (267) 580-1075, was originally formed as Compu-Color, Inc., in 1989 and was incorporated in Delaware in 1994.

DDSI develops, assembles and markets computer installations, consisting of hardware and software, which capture video and scanned images, digitize the image, link the digitized images to text and store the image and text on a computer database which allows for transmitting the image and text by computer or over telephone transmission lines to remote locations.

Technological Innovations

Imaging technology enables computers to record, store and retrieve both textual information and visual images. DDSI's software programs utilize technology to link textual information with images so that customers can record and retrieve related text and images. DDSI's software also addresses different information retrieval needs such as reproducing line ups and producing housing badges
(jails), bar coded wristbands for identification which facilitates movement within jails and courts and storing and retrieving hand written and computer generated document images within arrest records (see "Our Business" page 23).

Products

The principal product of DDSI is the Compu-Capture(R) Law Enforcement Program, which is marketed to law enforcement agencies and jail facilities. The program captures a video or scanned image (mug shot) of a subject that is stored by computer application along with the booking record, physical description and other pertinent information about the subject (see "Our Business" page 23).

DDSI also markets its Fingerprint Matching System (FMS) and its Identify On
Demand System to both commercial and criminal justice markets. (see "Our
Business" page 25).

The Offering

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
Securities Offered            30,000,000 Selling Security Holder Shares (see "Selling
                              Shareholders" page 41) of which 30,000,000 are authorized and none of these shares have previously been issued as restricted stock.

Common Stock Outstanding:     Prior to the Offering      61,351,387     Shares as of January 24, 2003.
                              After the Offering         91,351,387     Shares

Offering Price                The selling shareholders can sell the shares at any price.

Use of Proceeds               This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock:  Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "DDSI.OB". The market for our
                              Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

                                  Risk Factors

An investment in shares of DDSI's common stock involves a high degree of risk. You should carefully consider the following information which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy DDSI's common stock. If any of the following risks actually occur, DDSI's business would likely suffer. In these circumstances, the market price of DDSI's common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:
-------------------------------

DDSI has sustained continuing losses making it a risky investment.

DDSI has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore investment in DDSI is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $791,543 at December 31, 2001 and $731,891 at December 31, 2000, plus recurring losses from operations which raise substantial doubt about our ability to continue as a going concern. For the quarter ending September 30, 2002 we have a working capital deficiency of $1,835,239. The financial statements do not include any adjustments that might result from the outcome of this activity.


DDSI incurred a loss for the year ending December 31, 2001 of $2,982,510 and a loss of $2,030,052 in the year ending December 31, 2000, and for the nine months ending September 30, 2002 a loss of $1,125,603. DDSI does not anticipate realizing a profit during the next fiscal year.

In addition, any one of the following factors may affect the future profitability of our business:

         o The inability to develop new products to sell to the current customer base

         o Failure to establish new outlets for sales of the current solutions and products.

         o Rejection of its modified criminal justice software solutions by the commercial market.

DDSI may not be able to obtain sufficient capital to fund our operations and, as a result, we may have to cut back or discontinue operations or limit our business strategies.

DDSI does not have adequate financing arrangements in place. DDSI intends to raise additional capital by looking for alternative financing solutions for its long term needs and new development projects. If DDSI is unable to obtain alternative financing solutions, it may have to rely on private placement or convertible notes.

Future financing may also be difficult to obtain due to such factors as our history of unfavorable operating results, and increased stockholder dilution. If adequate funds are not available, we may be required to cut back on one or more of our production locations, sales, marketing or distribution programs or plans to reduce operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to our technologies or products, and further dilute our shareholders.

Our need for future capital requirements will depend on many factors, including:

            o the future of our product sales, marketing and distribution efforts;

            o cost increases in the progress of filing for and obtaining regulatory approvals;

            o  any market rejection of our products;

            o  any increase in the levels of administrative and legal expenses

On the other hand, if debt financing is available, it may have several negative effects on our future operations, including:

            o a portion of our cash flow from operations will be dedicated to payment of principal and interest and this would reduce the funds available for operations and capital expenditures;

            o increased debt burdens will substantially increase our vulnerability to adverse changes in general economic and competitive conditions; and

            o we may be subject to restrictive debt covenants and other conditions in our debt instruments that may limit our capital expenditures, limit our expansion or future acquisitions, and restrict our ability to pursue our business strategies.

DDSI's ability to produce revenue is dependent on its ability to attract new customers, and it's inability to do so would result in DDSI trimming or shutting down operations.

Once a customer has purchased a system from DDSI, any future revenue from that customer will consist primarily of maintenance fees and upgrades to the system unless the customer expands the system or DDSI develops new products for the system. Thus DDSI's ability to produce revenue is dependent on the following:

            o  its ability to attract new customers
            o its ability to develop new products and upgrade of existing products to reflect current technology
            o  its ability to price products competitively.

The majority of DDSI's revenues are generated from one-time sales to different clients of its software product. These sales account for 59% of the business in 2001. If DDSI is unable to attract new customers, it would therefore suffer a significant decrease in revenue resulting in a cut back or shut down of operations.

The remaining revenue consists of contract sales in DDSI's maintenance and services areas. Though these are recurring revenues, they are not enough to sustain operations.

Purchases of DDSI's products can be delayed due to political and budgetary processes within Law enforcement jurisdictions, which can hamper DDSI's ability to operate.

Law enforcement jurisdictions are subject to political, fiscal and budgetary constraints and purchases of DDSI's products may be delayed substantially due to these political and budgetary processes. The nature of the public sector market and the government procurement process often result in an irregular and unpredictable revenue stream for DDSI. This irregular and unpredictable revenue stream makes it difficult for the business to operate smoothly.

Satisfying public contract requirements can preclude sales, which may limit DDSI's ability to succeed.

DDSI's Compu-Capture(R) product is being marketed primarily to law enforcement agencies. As public agencies, these prospective purchasers are subject to public contract requirements that vary from one jurisdiction to another. Some public contract requirements may be onerous or even impossible for DDSI to satisfy, such as large bonding requirements, and DDSI may be precluded from making sales in these jurisdictions. In addition, public contracts frequently are awarded only after a formal competitive bidding process. This process is usually a long drawn out process.


The Compu-Scan 3000 may never achieve FBI certification, which could limit our success.

Under federal regulation, law enforcement agencies in the United States may only utilize fingerprint systems that have passed an extensive FBI certification process. As a result any contactless and inkless fingerprint system developed by DDSI must pass the FBI certification process before it can be distributed to law enforcement agencies in the United States. The FBI Appendix F requirements are quite voluminous and detailed; however, they are available at the FBI Web Site (http://www.fbi.gov/hq/cjisd/iafis/efts70/cover.htm).

Each time DDSI has submitted the Compu-Scan for certification, the FBI has requested additional information. This has resulted in DDSI's decision to investigate a redesign of the Compu-Scan 3000. There are no assurances by the Company that the FBI will certify this latest technology and device should DDSI submit a redesign.

During December 2001, the Company revised its anticipated certification date for its Compu-Scan 3000 product indefinitely after its submission was not accepted by the FBI. Additionally, there are no assurances that the FBI will ever certify the technology. As such, and since the Company is unable to forecast any revenues from the product, the Company wrote off the remaining investment in Software Development of $298,714 in the fourth quarter of 2001.

DDSI may not be able to raise sufficient funding to complete the Compu-Scan 3000 project, resulting in terminating the project which would have a negative affect on future operations of the company, thus putting the investors at risk

If DDSI is unable to raise sufficient funding to complete the Compu-Scan 3000 project, the Company will either continue with the original design of the fingerprint slap. However, the Company has recently put a substantial amount of funds into the project that could have been used to develop revenues in other areas.

The pledge of substantially all of DDSI's assets could hinder the raising of funds which would eventually result in the discontinuation of operations

Presently all of our assets have been pledged which could affect our operations by precluding us from obtaining additional financing. The inability to gain access to secured funding in the future could result in the abandonment of projects, curtailment of operations and eventually the discontinuation of operations.

We have a "Going-Concern Qualification" in our independent auditors financial statement report at December 31, 2001, which may make capital raising more difficult and may require us to scale back or cease operations, putting an investors funds at risk.

The report of our auditors includes a going concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To date we have funded DDSI through equity investments and issues of debt. There is no guarantee that DDSI will be able to attract additional equity and/or debt investors. If we are unable to obtain additional funding, we may not be able to continue operations. Additionally, we have a net worth deficit as of December 31, 2001. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained.

DDSI's operating expenses for the year ended December 31, 2001 ran approximately $2,681,080 with cash outflows of approximately $174,615 a month. A temporary cut back in operations would lower the expenses dramatically, however, cash outflow would still remain approximately $51,700 to $60,000 a month. Absent a plan to obtain the necessary funds to maintain DDSI during a temporary shutdown, DDSI would have to terminate all operations.

DDSI's operating expenses for the nine-month period ended September 30, 2002 ran approximately $1,365,147 for a reduction of $1,266,442 from the prior year. Cash used in operations is running approximately $52,173 a month.

DDSI plans to raise additional funding by looking for alternative financing solutions for its long term needs and new development projects. If DDSI is unable to obtain alternative financing solutions, it may depend on private placement or convertible notes.

We have received notification of a threatened shareholder lawsuit, which would require capital needed for operations to defend.

On January 18, 2002, DDSI's Board of Directors received notification of a threatened lawsuit from a shareholder who purchased shares pursuant to a private placement offering in October 2001. The notification alleged that false and misleading representations were made to Mr. Robert Martin by Mr. Garrett Cohn (past CEO) and Mr. Scott Gallagher (About Face Communications) involving the convertible debenture funding.

The shareholder threatened a direct and derivative action suggesting the convertible debt was not legally authorized. To date no legal action has been filed. (see legal proceedings).

Risks Relating to our Stock:

The issuance of the shares in this offering, plus the existing outstanding convertible notes, will result in dilution.

There are a large number of shares underlying the convertible notes and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of our common stock and may cause substantial dilution to our existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible notes and debentures in this offering may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (assuming a market price of $0.004): As of January 24, 2003, we had 61,351,387 shares of common stock outstanding.

         o  70% of current stock price:

            DDSI's stock converted at 70% of current stock price would result in a debenture conversion rate of $.0028 cents. To convert the $500,000 of convertible debentures would require 178,571,428 shares of DDSI's common stock, or 291% of DDSI's current outstanding shares.

         o  50% of current stock price:

            DDSI's stock converted at 50% of current stock price would result in a debenture conversion rate of $.002 cents. To convert the $500,000 of convertible debentures would require 250,000,000 shares of DDSI's common stock, or 407% of DDSI's current outstanding shares.

         o  25% of current stock price

            DDSI's stock converted at 25% of current stock price would result in a debenture conversion rate of $.001 cents. To convert the $500,000 of convertible debentures would require 500,000,000 shares of DDSI's common stock, or 815% of DDSI's current outstanding shares.

            At the current market price discounted at 50% at January 24, 2003 the conversion rate would be $.001, 500,000,000 shares of the Company's common stock would be needed to convert the $500,000 in convertible notes covered by this registration statement. To meet this commitment the Company will need to increase its number of authorized shares. The Company currently has 150,000,000 shares authorized. We have filed a Definitive proxy requesting an increase of authorized shares to 750,000,000 shares of common stock. Once the increase in shares is authorized, we will file a registration statement to provide for the shortfall in registered shares.

DDSI may not gain shareholder approval for the increase in authorized shares which could result in the shutdown of operations.

The failure to increase the number of authorized shares would result in DDSI's inability to fulfill its contractual commitment to the convertible note holders to increase its number of authorized shares. This inability to convert the notes would trigger the default clause contained in the notes. The default clause requires a cash payment, which DDSI would not be able to meet. Contractually DDSI would be obligated to pay the note holders a default payment amounting to the then outstanding principal amount of the notes plus accrued and unpaid interest on the unpaid principal amount of the note plus a pro-rated default interest of 24% of the default payment amount. In addition, DDSI may be subject to liquidated damages as a result of an inability to honor a note holder's conversion request. The inability of DDSI to meet its contractual obligations to the note holders would most likely result in some sort of legal action from the note holders, which would result in the shutdown of operations.

DDSI's overhang affect of the selling shareholders resale of their securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in DDSI's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, DDSI's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

DDSI is required to reserve 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures and warrants in the current financing. This amount will be reserved upon shareholder approval to increase the number of authorized shares. The 30,000,000 shares currently in the reserve amount is the number of shares available at this time to be put into reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares.

Short selling common stock by warrant and debenture holders may drive down the market price of our stock.

Warrant and debenture holders may sell shares of DDSI's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

DDSI's absence of dividends or the ability to pay them places a limitation on any investors return.

DDSI anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DDSI does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DDSI's Board of Directors and will depend on the Company's general business condition.

DDSI's reliance on the exercise of common stock purchase options/warrants to fund the operating needs of the Company. If these options/warrants were unacceptable to the service provider, then DDSI may have to curtail operations.

DDSI often does not have the liquid fund to pay for services. In cases when services are needed and funds are short, DDSI would issue stock purchase options in lieu of cash. If options are not found acceptable by the service provider, the needed service would not be completed. Depending on how critical the service is, DDSI may have to curtail or shut down operations. DDSI's warrants would face similar issues, in that if the underlying common stock is undesirable to the service provider, then the warrants will not be exercised, resulting in the service not being performed which could cause a curtailment or lead to an eventual shutdown of operations.

DDSI's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our shares of common stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

         o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.

         o  The brokerage firm's compensation for the trade.

         o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

         o Monthly account statement that gives an estimate of the value of each penny stock in your account.

         o A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

         o If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.

         o If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.

         o If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the common stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

Information about forward-looking statements
--------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our: Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and Other statements which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

-  Our ability to respond to changes in the marketplace
-  Competitive factors
-  The availability of financing on terms and conditions acceptable to us
-  The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.

Dilution

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of DDSI after September 30, 2002 and taking into consideration $410,000 net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling ($1,399,687) will be ($0.02) per share of common stock. This represents an immediate increase in our net tangible book value of $0.02 per share of common stock to the Existing Stockholders, and an immediate dilution of $0.01 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").

The following table illustrates this per share dilution at September 30, 2002:

Offering Price per share of Common Stock...............................   $0.01

Adjusted net tangible book value (deficit) per share of Common Stock at September 30, 2002

Before this Offering...................................................  ($0.03)

Increase attributable to the Offering..................................   $0.01

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering....................................................  ($0.02)

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders....................................................   $0.01

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional common stock shares be issued for those consulting or other services.

Use of proceeds
---------------

DDSI will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. Though warrants are being issued with the current funding, they are not being registered on this statement. If these Warrants were exercised ($.01 exercise price), DDSI would receive aggregate gross proceeds of approximately $15,000.

The proceeds, if any, that DDSI receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents DDSI's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. DDSI reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

Price Range of Common Stock

DDSI's common stock has been quoted on the OTC:BB since July 7, 1997 under the symbol "DDSI". As of November 4, 1999 DDSI's shares traded on the pink sheets; however, the Company returned to trading on the OTC Bulletin Board effective February 23, 2001. The following table set forth, the high and low bid prices for the common stock for the quarters indicated. As of December 31, 2002 there were approximately 2,500 shareholders of record. The source of the quotes is AOL Ticker.

                                                       Common Stock
                                                         Bid Price
                                                       ------------
Calendar Year 2000                            Low                       High
---------------------------
First Quarter                                 $0.21                     $0.48
Second Quarter                                $0.25                     $0.39
Third Quarter                                 $0.21                     $0.35
Fourth Quarter                                $0.06                     $0.22

Calendar Year 2001                            Low                       High
---------------------------
First Quarter                                 $0.12                     $0.40
Second Quarter                                $0.12                     $0.20
Third Quarter                                 $0.06                     $0.19
Fourth Quarter                                $0.03                     $0.28

Calendar Year 2002                            Low                       High
---------------------------
First Quarter                                 $0.007                    $0.04
Second Quarter                                $0.002                    $0.021
Third Quarter                                 $0.002                    $0.01
Fourth Quarter                                $0.002                    $0.007

As of January 24, 2003, there were approximately 61,351,387 shares of common stock issued and outstanding.

                          Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                         Year ended December 31    Nine Months Ended September 30
                                                            2001          2000          2002         2001
                                                         ------------------------    -------------------------
                                                                (Audited)                (Unaudited)
Net sales                                                $ 1,726,707   $3,026,458     $ 988,051    $ 1,152,800
Cost of revenues                                             708,703    1,615,286       376,860        434,510
General and administrative                                 1,705,242    1,843,336       723,373      1,320,601
Sales and marketing                                          454,169      917,381        75,505        362,605
Research and development                                     383,217      536,350       168,091        284,818
Write-off of software development costs                      413,604            -             -              -
Provision for doubtful note receivable -
  former officer                                             177,400            -             -              -
Depreciation                                                 138,452      162,330        21,318        189,055
Interest & amortization of deferred
  debt costs                                                 753,029        1,775       772,809        484,281
Other (income) expense, net                                  (24,599)     (19,948)      (24,302)       (20,288)
                                                         ------------------------   --------------------------
Net Loss                                                 $(2,982,510) $(2,030,052)  $(1,125,603)   $(1,902,781)
                                                         ========================   ==========================

Weighted average Common
  Shares outstanding                                      24,436,773   18,557,547    55,297,784     21,708,767
                                                         ========================   ==========================

Basic loss per share                                         $ (0.12)     $ (0.11)      $ (0.02)       $ (0.09)
                                                         ========================   ==========================

Current Assets                                           $ 1,629,792  $ 1,000,415     $ 647,688     $1,629,792
Total Assets                                             $ 1,691,277  $ 1,783,044     $ 687,855     $1,691,277
Current Liabilities                                      $ 2,421,335  $ 1,732,306    $2,482,927     $2,421,335
Total Liabilities                                        $ 2,441,401  $ 1,760,932    $2,497,542     $2,441,401
Shareholders' equity (deficit)                           $  (750,124) $    22,112   $(1,809,687)    $ (750,124)

            Management's Discussion and Analysis or Plan of Operation

Plan of Operations

         The short-term objectives of DDSI are the following:

         1. The short-term objective of DDSI is to continue to expand the sale and acceptance of its core solutions by offering new and synergistic biometric (a measurable, physical characteristic or personal behavioral trait used to recognize the identity, or verify the claimed identity, of an individual) (i.e. FMS) security products to its installed base in the criminal justice market. The Company's objective is to expand with these, and additional products, into much larger commercial and federal markets.

         DDSI's long-term objectives are as follows:

         1. To seek additional products to sell into its basic business market--Criminal Justice -- so that DDSI can generate sales adequate enough to allow for profits. New products include FMS (Fingerprint Matching System), and Identify on Demand.

         2. Continue pursuing the FBI certification of the Compu-Scan 3000 fingerprint capturing device. This would include redesigning the slap unit of the Compu-Scan to capture a palm print as well as a fingerprint. In addition consideration will be given to the creation of a contactless single digit reader that would not require FBI certification. There is no guarantee that the company will be able to raise sufficient funding to complete this project or that it will ever be able to meet FBI certification

DDSI believes that it will not reach profitability until the year 2003. Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. DDSI has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. If DDSI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling Shareholders" and "Recent Financing" on page 41).

 DDSI is doing the following in its effort to reach profitability:

         o  Cut costs in areas that add the least value to DDSI.
         o Derive funds through investigating business alliances with other companies who may wish to license the Compu-Scan device or the FMS SDK (software developers kit).
         o Increase revenues through the introduction of Compu-Capture(R), specifically towards kindergarten through twelfth grades, for the creation of ID cards.
         o Increase revenues through the introduction of a scaled down version of our Compu-Capture(R) product.

Results of Operations

Nine Months Ended September 30, 2002 Compared to the Nine Months Ended September 30, 2001

Revenues for the nine months ended September 30, 2002 of $988,051 decreased $164,750 or 14% from the nine months ended September 30, 2001. DDSI generates its revenues through software licenses, hardware, post customer support arrangements and other services. The decrease in DDSI's revenue is attributed to discontinued sales of the SI-3000 product line at the end of the first quarter in 2001. SI-3000 products' largest revenue impact was in software sales. These revenues are included in deferred revenue until the job has been completed and "signed-off" by the client. Once that job is completed, revenue is then recognized on the income statement. During the first nine months of 2002, DDSI recognized revenue of $211,500 from software sales and software maintenance agreements from previous installations of SI-3000. Maintenance revenues increased $57,795 or 14% from the nine months ended September 30, 2001 primarily due to an increase in DDSI's customer's service and additional stations being purchased by customers which include software maintenance agreements.

Cost of goods for the period ended September 30, 2002 was $376,860 a decrease of $57,650 or 13% from the same period, prior year. The decrease was attributable to the decrease in SI-3000 projects. Cost of goods sold as a percentage of revenue for the period ended September 30, 2002 was 38% of total revenues, versus 38% in the same period a year earlier.

Costs and expenses decreased $938,604 or 34% during the nine months ended September 30, 2002 versus the nine months ended September 30, 2001. The decrease is due primarily to the cost containment efforts of the Company. This decrease was offset by an increase in interest and amortization of deferred debt cost of $288,528 in connection with the convertible debentures issued in 2001. All other expenses of the Company experienced decreases for the nine months ended September 30, 2002 versus the nine months ended September 30, 2001.

General and Administrative expenses for the nine month period ending September 30, 2002 was $723,373 versus $1,320,601 for the same period prior year for a decrease of $597,228 or 45%. This decrease was mainly attributable to a decrease in salaries and related payroll expenses of $170,606, a prior year charge in miscellaneous of $266,780 for services paid in stock, a decrease in accounting fees of $68,812, a decrease in insurance costs of $22,344, and miscellaneous items for $55,000.

Sales and Marketing expenses decreased $287,100 for the nine-month period ended September 30, 2002 from $362,605 (2001) to $75,505 (2002) or a 79% decrease.
This decrease was mainly attributable to a decrease in salaries, commissions, benefits and payroll taxes in the aggregate of $167,034, travel expenses of $47,361, a decrease in public relations/advertising costs of $18,380, a reduction in trade show expenses of $4,303, a decrease in hiring expenses of $36,300, a cost cut in computer expenses of $5,529 and miscellaneous items for $8,152.

Research and development for the nine months ended September 30, 2002 was $168,091 compared to $284,818 for the same period prior year for a decrease of $116,727, which was due in part to a decrease in research and development consulting costs of $15,099. Also contributing to the overall decrease was the decline in salaries, benefits and payroll taxes in the aggregate of $69,433, travel expenses by $27,630 and miscellaneous items of $4,100.

The net loss for the Company decreased 41% for the nine months ending September 30, 2002 to ($1,125,603) from ($1,902,781) for the nine months ending September 30, 2001. This was principally due to the decrease in expenses during the period.

Net cash used in operating activities for the nine months ended September 30, 2002 and 2001 was ($469,562) and ($671,731), respectively. The decrease in cash used from operating activities in the nine months ended September 30, 2002 versus 2001 of $202,169 was principally due to the decrease in net loss for the nine months.

Net cash provided by (used in) investing activities nine months ended September 30, 2002 and 2001 was $4,918 and $(2,220) respectively, reflecting a change of $7,138. This change is due to lack of purchases of furniture and equipment for the nine months ended September 30, 2002 as compared to the same period prior year.

Net cash provided by financing activities was $131,848 and $628,646 for the nine months ended September 30, 2002 and 2001, respectively, reflecting a decrease of 496,798. This decrease was principally due to decrease in proceeds from issuance of convertible debenture.

Three Months Ended September 30, 2002 Compared to the Three Months Ended September 30, 2001

Revenues for the three months ended September 30, 2002 of $573,892 versus three months ended September 30, 2001 of $427,543 increased $146,349 or 34%. As indicated above, the Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The increase in the Company's revenue is attributed to the completion of an SI-3000 project. Maintenance revenues increased $12,121 or 9% from the three months ended September 30, 2001 primarily due to an increase in the Company's customers entering into such arrangements and the revenue sharing agreement with Itx on maintenance of the SI-3000 product. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. More customers ordered such items in the three months ended September 30, 2002 versus 2001. Cost of goods increased $130,125 or 79% due to the completion of the SI-3000 project; whereas there was less SI-3000 activity during the same period in 2001. Cost of goods consisted of 51% of total revenues for 2002, whereas cost of goods in 2001 consisted of 39% of the revenues.

Costs and expenses decreased $256,334 or 41% during the three months ended September 30, 2002 versus the three months ended September 30, 2001. The decrease is due to reduction of general and administrative related expenses such as stock for services ($80,250), salaries ($40,844), insurance costs ($9,989). A decrease of ($37,776) in the sales and marketing departments was a result of lower costs. The research and development department also contributed to the overall decrease in reducing consulting costs of ($86,426).

The net loss for the Company decreased 61% for the three months ending September 30, 2002 to ($232,406) from ($599,138) for the three months ending September 30, 2001. This was principally due to the decrease in cost of goods and overall operating costs during the period.

Year Ended December 31, 2001 versus Year Ended December 31, 2000

Revenues for the year ended December 31, 2001 of $1,726,707 decreased by 43% from 2000. The Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The decrease in the Company's revenue for software and hardware during the period is attributed to a decrease in the sales of the SI-3000 product, which the Company has ceased to actively sell. Maintenance revenues decreased $62,512 or 11% from the year ended December 31, 2000 primarily due to a decrease in the Company's customers entering into such arrangements and the revenue sharing agreement with Itx on maintenance of the SI-3000 product line. The original contract dated September 16, 1996 has been included as Exhibit 10.2.2. Since Itx provided the support, there was a 90/10 revenue split. The 10% payment to DDSI covers the Company's accounting and administrative efforts. DDSI has an arms length relationship with Itx and does not have a relationship with any of its officers or directors. DDSI has an agreement with Itx whereby if one of DDSI's FMS clients contracts for maintenance, Itx provides the maintenance. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. More customers ordered such items in the year ended December 31, 2001 versus December 31, 2000, which accounted for the modest increase. Cost of goods decreased $906,583 or 56% due to the decrease in revenues and was reduced to 41% of total revenues from 53% in the same period a year earlier. Both the lower cost of sales and the higher gross margin are attributed to the decrease in sales of the SI-3000.

Operating Costs and expenses decreased $754,439 or 23% during the year ended December 31, 2001 versus the year ended December 31, 2000. The decrease is due primarily to the strict cost containment measures the Company has put in place and the reorganization of the sales department. Non-operating expenses increased $413,604 due to the write-off of capitalized software development costs related to the Compu-Scan device. Other expenses also increased $900,125 due to interest expense in connection with the convertible debentures issued in 2001 and the provision for doubtful note receivable of former officer recorded in 2001. The increase in other expenses of $900,125 for the year ending December 31, 2001 versus the year ending December 2000 was attributable to $530,780 of the amortization of beneficial conversion costs related to the convertible debentures, $184,945 in amortization of debt discounts, $177,400 in allowance for ex-officer loan, and $7,000 in late charges.

General and Administrative for the twelve month period December 31, 2001 was $1,705,242 versus $1,843,336 for the same period prior year for a decrease of $138,094 or 7.5%. This decrease was mainly attributable to a decrease in salaries of $56,110 and a prior year charge in miscellaneous of $84,808 for services paid in stock.

Sales and Marketing and Research and Development expenses decreased $463,167 for the twelve-month period December 31, 2001 from $917,381, or 50%. This decrease was mainly attributable to a decrease in salaries and commissions of $333,337, travel expenses of $158,259 offset by an increase in public relations of $35,250.

Research and Development decreased $153,133 for the twelve month period ended December 31, 2001 or 28.5% for the same period prior year. The decrease was mainly attributable to a reduction in professional consulting of $145,889 plus a reduction in travel & entertainment of $9,034.

Other expenses increased $1,313,729 due to the following: 1) a $413,604 charge due to the write-off of capitalized software development costs related to the Compu-Scan device, 2) a $580,780 charge for below market beneficial debt conversion costs, 3) $184,945 in amortization of debt discounts, 3) $7,000 in late fees, and 4) a $177,400 charge to bad debt.

The net loss for the Company increased 47% for the year ending December 31, 2001 to $2,982,510 from $2,030,052 for the year ending December 31, 2000. This was principally due to the decrease in revenues for the period.

Net cash used in operating activities for the years ended December 31, 2001 and 2000 was $1,019,331 and $1,334,167, respectively. The change in cash from operating activities in 2001 versus 2000 of $314,836 was principally due to the increase in the net loss for the year ended December 31, 2001 versus 2000 of $952,451 as well as due to amortization of debt discount of $676,486 for the year ended December 31, 2001, offset by other changes in operating assets and liabilities.

Net cash provided by (used in) investing activities was $(9,888) and $57,348 for the years ended December 31, 2001 and 2000, respectively, reflecting a change of $(67,236). This change is due to lesser purchases of furniture and equipment in the year ended December 31, 2001, and less cash being released from restriction in 2001.

Net cash provided by financing activities was $1,262,004 and $1,302,473 for the years ended December 31, 2001 and 2000, respectively, reflecting a change of $42,469. This decrease was principally due to only $229,000 in net proceeds received from the issuance of the Company's common stock in 2001, versus $1,164,066 received in 2000. The Company received net proceeds of $1,056,000 from the issuance of convertible debentures during the year ended December 31, 2001.

Year Ended December 31, 2000 versus Year Ended December 31, 1999

Revenues for the year ended December 31, 2000, $3,026,458, increased by 6% from 1999. The Company attributes this to the fact that the SI-3000 product line had an increase in sales and the upgrade to Compu-Capture was completed. The Company generates its revenues through software licenses, hardware, post customer support arrangements and other services. The increase in the Company's software fees during the period is attributed to the continued increase in the sales of the SI-3000 product. Maintenance revenues increased $44,315 or 8% from the prior period primarily due to an increase in the Company's customers entering into such arrangements. Other revenues consist of sales of supplies that the Company makes available to its customers, such as wristbands, ID cards and print packs. Fewer customers ordered such items in the year ended December 31, 2000 versus 1999, which accounted for the decrease of $97,878 or 61%. The Company's gross profit decreased 24% during the year ending December 31, 2000 versus the year ending December 31, 1999, due to an increase in sales of the SI-3000 product line which has lower margins. Overall the gross profit percentage per sale decreased 19%.

Costs and expenses increased $376,455 or 12% during the year ended December 31, 2000 versus the year ended December 31, 1999. This increase is due to an increase in general and administrative expenses in the amount of $249,490. Additionally, research and development costs increased in the amount of $106,751 due principally to the continued upgrading of the Company's core software packages to 32 bit code. Costs of revenues during this period increased as a result of the corresponding increase in revenues as described above.

The net loss for the Company increased 68% for the year ending December 31, 2000 to $2,030,052 from $1,205,517 for the year ending December 31, 1999. This was principally due to a lower percentage increase of revenues than the percentage increase of costs and expenses during the year.

Net cash used in operating activities for the years ended December 31, 2000 and 1999 was $1,334,167 and $866,542, respectively. The change in cash from operating activities of $467,625 was principally due to the increase in the net loss for 2000.

Net cash provided by (used in) investing activities was $57,348 and ($699,570) for the years ended December 31, 2000 and 1999 respectively, reflecting a change of $756,918. This change was a result of decreased software development costs of $413,604 in 2000, the purchase of furniture and equipment of $30,325 and proceeds from the sale of restricted cash of $99,548.

Net cash provided by financing activities was $1,302,473 and $1,664,716 for the years ended December 31, 2000 and 1999, respectively, reflecting a change of $362,243. This decrease was principally due to less proceeds received from the issuance of the Company's common stock in the 2000 year.

Liquidity and Capital Resources

The Company's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet the Company's cash needs, or that a sufficient amount of the Company's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. DDSI has in the past relied on private placements of common stock securities, and loans from private investors to sustain operations. However, if DDSI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling Shareholders" and "Recent Financing" on page 41).

DDSI is doing the following in its effort to reach profitability and positive cash flow:

o    Cut costs in areas that add the least value to DDSI.
o Derive funds through investigating business alliances with other companies who may wish to license the Compu-Scan device or the FMS SDK (software developers kit).
o Increase revenues through the introduction of Compu-Capture(R), specifically towards kindergarten through twelfth grades, for the creation of ID cards.
o Increase revenues through the introduction of a scaled down version of our Compu-Capture(R) product.

December 31, 2001 and December 31, 2000

At December 31, 2001, the Company had assets of $1,691,277 compared to $1,783,044 on December 31, 2000, a decrease of $91,767 and shareholder deficiency of $(750,124) on December 31, 2001 compared to shareholder equity of $22,112 on December 31, 2000, a decrease of $772,236. This decrease in shareholder equity for the year ended December 31, 2001 resulted from the net loss for the year ended December 31, 2001 of $2,982,510, offset by the issuance of common stock and the debt discounts related to the issuance of convertible debentures.

As of December 31, 2001, the Company had a negative working capital of $791,543, a change of $59,652 from a negative working capital of $731,891 at December 31, 2000, which was primarily a result of an increase in cash, prepaid expenses and debt discount as well as a decrease in accounts receivable with an overall increase netting $647,308 and a decrease in accounts payable and accrued expenses with increases in convertible debentures with the net result of $689,134. The increase in prepaid expenses is attributable to prepaid SI-3000 costs as of December 31, 2001. The prepaid SI-3000 expenses represent cash payments for software - $139,095, hardware - $13,422, sub-contractors - $68,140 and software maintenance - $38,178 paid by the Company in advance of and/or during the installation of the SI-3000 product. The costs remain in prepaid expenses until there is customer acceptance of the fully installed system, which is evidenced by the signature of the customer. Once acceptance from the customer is obtained, prepaid costs and the related deferred income are reduced and recognized as expense and revenue, respectively. Although the Company stopped selling the SI-3000 product during the second quarter of 2001, prepaid expenses related to the SI-3000 increased because installation and customer acceptance of the SI-3000 can take in excess of two years, and the Company is still in the process of fulfilling contracts related to customer orders placed prior to the date the Company stopped selling the SI-3000. The Company has no control over the time frame as to when the installation and customer acceptance takes place. This issue is in the hands of Itx as they are the ones to determine installation dates. Also to be taken into consideration is additional time needed to resolve any problems that may be encountered by Itx with its installation of the SI-3000 product. As of December 31, 2001, The Company had prepaid expenses of approximately $260,000 for SI-3000 installation projects which had not yet commenced or were in progress, compared to $-0- prepaid SI-3000 costs at December 31, 2000 as similar contracts with these prepayments did not exist at December 31, 2000. The Company expects to substantially fulfill all SI-3000 orders by Year Ended 2003 at which time the costs and related deferred revenue will be recognized.

The Company expects that its monthly operating expenses should not exceed $80,000 per month which it believes it can maintain until such time as profitability and cash flow are sufficient to cover these monthly expenses. Until the above can be attained the Company will have to seek additional funding.

DDSI's monthly operating expenses are about $80,000 per month. Of this $61,000 is covered by operations and $19,000 is covered by outside financing. If unable to sustain outside financing, DDSI would need $60,000 per month to maintain operations on a bare bones basis.

Other Events

On January 10, 2003, DDSI issued three convertible debentures for an aggregate amount of $250,000, with simple interest accruing at the annual rate of 10%. These debentures are due January 10, 2004. Interest payable on the Debentures shall be paid quarterly commencing March 31, 2003. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.01 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

During October 2002, $3,000 of the convertible debentures issued in December 2001 were converted into 1,639,344 shares of common stock. Additionally, liquidated damages relating to these notes were converted into an additional 1,555,553 shares of common stock.

On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

In June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

During February through June 2002, $33,269 of the convertible debentures issued in March 2001 were converted into 7,547,052 shares of common stock. Additionally, accrued interest relating to these notes was converted into an additional 703,828 shares of common stock.

During October 2001 through January 2002, the remaining $165,000 of the convertible debentures issued in December 2000, as well as $160,000 of the convertible debentures issued in March 2001 were converted into 10,551,280 shares of common stock. Additionally, accrued interest relating to these notes was converted into an additional 2,512,494 shares of common stock.

During October 2001 through January 2002, the Company granted 3,070,831 shares of common stock to certain parties for consulting services performed and to be performed. Such shares were valued at the fair market value on the date granted.

Name                   Shares         Project
NIR Group             150,000      financial consulting agreement
Anthony Hill           50,000      increase presence in commercial markets
Frank Guthart          25,000      increase recognition of DDSI through Federal Contracts
Stuart Johnson         30,000      installation and travel schedules
Randolph Hall          85,000      stock payment of sales commission
Scott McBride         200,000      increase sales of CPC Lite to criminal justice and commercial market
Jim Gilligan          200,000      increase sales of CPC Lite to criminal justice and commercial market
David Millery          25,000      advice regarding Compu-Capture Enterprise System
Ken Blessing           25,000      advice regarding Compu-Capture Enterprise System
Darlene Lazur          41,949      stock payment for company incurred expenses
Ralph Hallenbeck      105,882      SOLVPRO - FMS Contract with Authentic & Government Sales of FMS
George Rabine         100,000      recognition and contacts of DDSI in the Asian market
Don Brown             100,000      advice concerning program development for federal contacts
Steve Randall         400,000      corporate matters
Advocacy Group        300,000      government and political matters
About Face            750,000      public relations and investor relations activities
Owen Nacarrato        123,000      legal services
NIR Group             360,000      financial consulting agreement

During October through December 2001, DDSI issued common stock via Subscription Agreements to various individuals. The Subscription Agreements provided for the purchase of up to 13,333,333 shares of common stock of DDSI at $0.03 per share, in $10,000.00 (U.S.) blocks, equaling 333,333 shares per block, for an aggregate total of $400,000. Through January 2002, the company has raised $240,000 through these agreements and has issued 7,999,996 shares of common stock.

On December 31, 2001, DDSI issued three convertible debentures for an aggregate amount of $500,000, with simple interest accruing at the annual rate of 12%. These debentures are due December 31, 2002. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.043 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

                                  Our Business

DDSI, a Delaware corporation incorporated in 1994, is the successor to Compu-Color, Inc., an Iowa corporation. The operations of DDSI were started as a division of ASI Computer Systems, Inc. of Waterloo Iowa in 1986. Compu-Color, Inc. was formed in July 1989 and as of July 1, 1989 purchased the assets of the Compu-Color division of ASI Computer Systems, Inc.

DDSI develops, assembles, markets and installs computer systems which capture video and scanned images, digitize the image, link the digitized images to text and store the image and text on a computer database which allows for transmitting the image and text by computer or over telephone transmission lines to remote locations.

Imaging technology enables computers to record, store and retrieve both textual information and visual images. The common problem in imaging technology is how to record, store, process and retrieve information and images within the same system. DDSI's software programs utilize technology to link the textual information with the images so that customers can record and retrieve related text and images. DDSI originally developed the software to address the information retrieval problems of tax assessors. DDSI subsequently adapted the software for use by law enforcement agencies and management of jail facilities. DDSI's software also addresses different information retrieval needs such as reproducing line ups and producing housing badges (jails), bar coded wristbands for identification which facilitates movement within jails and courts and storing and retrieving hand written and computer generated document images within arrest records.

While the majority of the Company's sales are one time only due to the fact that they are software based, the Company does offer maintenance and support for their products. On a historical basis, the company has generated approximately $550,000 on an annual basis, or $1,650,000 over the past three years from these services. Service revenue account for an average of 23% of total revenue.

Product and Services

Compu-Capture(R)

DDSI's principal product is the Compu-Capture(R) law enforcement program. This program combines digitized image and textual information. The system has been developed primarily for the criminal justice market, including law enforcement, jail and correctional facilities.

Information is entered into the Compu-Capture(R) system at the time a subject is booked or enters the facility, including a video image of the subject, a "mug shot". The Compu-Capture(R) system reduces the time needed to take and process mug shots and improves the quality of the mug shot. The booking officer can preview each mug shot image on the computer screen before processing and storing the image to insure accuracy and clarity. Once an acceptable image is obtained, the booking officer can store the image through the computer application, along with the booking record, physical characteristics and other pertinent text material.

The information entered into the Compu-Capture(R) system can include names, aliases, physical characteristics, such as size, hair color, facial scars or physical deformities, and fingerprint codes.

Once the data is entered into the Compu-Capture(R) system, the visual image and textual material can be utilized in a variety of ways. The officer conducting a search can assign priorities or values to physical characteristics for the computer's search of the database of existing subjects. Features that are difficult to disguise or alter, such as facial scars, can be assigned higher values than other characteristics such as hair color or facial hair. Mug shots can be retrieved on the computer screen or printed individually, with or without text information, or as part of a computer generated line-up. The digitized mug shot and information can be transmitted to remote locations by telephone line or radio frequency or through computer networks and can be retrieved rapidly from central and/or remote locations.

The Compu-Capture(R) system produces images that meet or exceed the suggested requirements of the Department of Justice National Crime Information Commission 2000 ("NCIC" 2000), the standard adopted by Federal Bureau of Investigation for the quality of mug shots and their transmission. The NCIC does not certify or otherwise approve any mug shot systems.

The Compu-Capture(R) system's technology can also be used in commercial applications that are unrelated to law enforcement, such as for security or access control, identification cards with photographs for employee identification, voter registration cards, national welfare identification cards, drivers' licenses, all with or without the use of fingerprints and/or signatures.

The following versions of the Compu-Capture(R) offered are as follows:

Compu-Capture(R) 32

Compu-Capture(R) 32 is DDSI's stand alone application. This version of the Compu-Capture(R) product line contains its own database and can function on its own without integration into law enforcement existing records or a jail management system. The database allows for the capture of basic demographic information such as physical characteristics. This information can then be sorted for quick and easy retrieval of a particular record or various records with similar characteristics. The CPC32 can be used on a Personal Computer or networked together.

Compu-Capture(R) ActiveX32

Compu-Capture(R) ActiveX32 is a fully functioning executable product that image-enables (the process by which a text-based system has images linked to its data records by some unique identifier. This process eliminates the need to re-key data and/or maintain multiple databases) any host based records or jail management system without costly integration. The advantage to this product is it eliminates multiple databases and duplicate data entry from one system to another.

Compu-Sketch(R)

The Compu-Sketch(R) product is a composite sketching program that allows an individual with little to no artistic ability to draw a sketch of a persons face as described by the witness. The program contains an interactive witness module that asks the witness basic questions which are then used to create the composite face. The application consists of over 40,000 features, that when combined can create millions of different looking suspects. The user simply selects a description of each face part from a menu and the system will then assemble the parts to complete the composite. The user can manipulate each part and/or add accessories, such as hats, jewelry and facial hair.

Compu-Scene

The Compu-Scene program uses a computer aided drafting program to compose drawings with simple drag-n-drop technology, making accident and crime scene drawings easy. The user simply draws a room or intersection to scale with the CAD (Computer Assisted Design) program and then simply drops in the pre-drawn templates to complete the scene.

Maintenance and Support

In addition to the installation of DDSI's systems, DDSI trains the personnel of the system purchaser in the use and operation of the system. DDSI provides maintenance and support for a limited period of time. DDSI also offers its customers ongoing maintenance and support plus updates of the software, for an annual fee.

New Products

Identify On Demand System:

The Identify On Demand System is a secure biometric ID application to be used in buildings, small airports, offices, factories, apartments, etc. in order to identify and verify individuals. The "Identify on Demand" system provides for a PVC (Polyvinylchloride) card to contain three or four lines of descriptive data, a full color photo, and options for fingerprints, signature, magnetic stripe or barcode applications. "Identify On Demand" is expandable to include fingerprint matching, use as an access control card, and can integrate data and images to other software.

FMS  ("Fingerprint Matching System")

In December of 2001, DDSI secured a royalty license from AuthenTec Inc., located in Melbourne, Florida, for a software suite called PowerMatch(TM) ("FMS") that enables the end user to capture, digitize, store, retrieve and/or match or sort fingerprints, and can be utilized either as a stand alone unit or in conjunction with the Compu-Scan Device. DDSI subsequently renamed the software FMS ("Fingerprint Matching System"). DDSI does not have a relationship with AuthenTec Inc.'s Officers or Directors.

The agreement provides DDSI with a royalty bearing worldwide, non-exclusive right and license to use the Power Match Software (FMS) in selling or providing services to customers throughout the world. In exchange for the non-exclusive FMS license, DDSI shall pay AuthenTec the following:

     1.  a one-time royalty payment of $5,000,
     2.  10% royalty of the sales "Price" for each PowerMatch Product sale.
     3.  the royalty obligation shall continue for the duration of the Agreement
     4.  the agreement is an open ended contract.

To date two FMS sales have occurred. The first referenced FMS sale was to Bucks County, Pennsylvania; for approximately $45,000. The second referenced FMS sale was to Wake County, NC for $23,910, which took place in December 2001.

The FMS performs its matching, storage and capturing functions under the FBI approved AINSI-NIST and NCIC 2000 regulations and the Compu-Capture(R) and Compu-Scan 3000 can be integrated with this software. Since it is completely scalable (from 500 to 500,000 files), DDSI can offer it for large national databases such as voter registration, drivers license or national security identification systems or to small jails.

Compu-Scan 3000

The Compu-Scan is a non-contact inkless direct reader fingerprint system. During 1998, The Company entered into in a development contract with ISC/US (Fort Lauderdale, FL and Hamburg, Germany), an engineering firm having a specialized background in fingerprint technology, to develop a computerized inkless, non-contact fingerprint capture device called the Compu-Scan 3000. Under this agreement, the Company granted ISC/US the funds (non reimbursable) to develop the Compu-Scan 3000 based on certain specification requirements provided by DDSI. The development process of the Compu-Scan 3000 will not be deemed complete until FBI certification is achieved. In return, the Company received worldwide rights to sell this product without a royalty fee. There are two parts to the Compu-Scan unit; one is the single finger roll unit, which includes the "rolled" fingerprints of the individual fingers and the other is a slap unit, which captures the four fingers simultaneously from each hand and then the two thumbs.

The Compu-Scan electronically reads and creates a digital image of a fingerprint. Contact inkless fingerprint capture devices typically record fingerprint images by rolling (contacting) the fingers of a subject on the surface of an optical assembly, creating an optical image of the fingerprint, and then converts the optical image into a digital image by a photo-imaging detector. The Compu-Scan operates in a similar manner, but without direct contact by the finger to the device. The Compu-Scan captures the fingerprint by placing the finger over an opening in the Compu-Scan which projects a light onto the suspended finger upon which a camera captures the resulting reflected fingerprint image.

Under federal regulation, law enforcement agencies in the United States may only utilize fingerprint systems that have passed an extensive FBI certification process. As a result any inkless fingerprint system developed by DDSI must pass the FBI certification process before it can be distributed to law enforcement agencies in the United States. The FBI Appendix F requirements are quite voluminous and detailed; however they are available at the FBI Web Site (http://www.fbi.gov/hq/cjisd/iafis/efts70/cover.htm). DDSI however, can supply an inkless non-contact fingerprint system prior to FBI certification for commercial business use, for example, for ATM machines, biometric identification for universities, libraries, access control and any such commercial application, which does not require a rolled fingerprint match.

On July 25, 2000, DDSI entered into an agreement with DBA Systems, a division of Titan Systems Corp., for technical assistance in achieving compliance with the FBI certification process. DDSI has no other relationship with Titan or its officers and directors. The agreement calls for DDSI to pay DBA Systems for work done towards achieving certification of the Compu-scan based on phases of completion. If DBA reaches certification of the Compu-Scan, DDSI would be obligated to pay approximately $460,000 to $600,000 for DBA's expenses. However, if Certification is not achieved or if DDSI decides not to pursue the Compu-scan project, DDSI would be obligated to pay DBA systems $58,000.

After discussions with Titan and other parties, it was recommended that DDSI replace the system lens and possibly recast the structure of the single finger roll unit to fit the new lens in order to meet FBI certification requirements. Upgrading, testing and redesigning the Compu-Scan to meet FBI requirements could take an additional 12 to 18 months, and will require additional funding of at least $400,000. DDSI may not be able to raise sufficient funding to complete the project which will result in either a delay or termination of the project.

The FBI has recently made available an acceptable palm print capture image. With the possibility of enhancing the Compu-Scan slap unit (as discussed above), and with the FBI rejecting DDSI's latest submission, DDSI put a temporary hold on modifying its present Compu-Scan system. Given the ability to secure funding, DDSI will continue its researching of what it would take to enhance its present system to be able to scan both a fingerprint and/or a palm print plus meet FBI Appendix F requirements, but for now this research is on hold.

It is estimated that this additional research will require approximately $200,000 in funding to complete. If the research information results are favorable, DDSI will redesign the unit for FBI certification and commercial production. If the research is unsuccessful, DDSI will revaluate at that time whether to go forward on this project.

During December 2001, DDSI revised its anticipated certification date for its Compu-Scan product indefinitely after its submission was not accepted by the FBI. Additionally, there are no assurances that the FBI will ever certify the technology. As such, and since DDSI is unable to forecast any revenues from the product, DDSI has written off the remaining investment in Software Development of $298,714 in the fourth quarter of 2001.

Marketing

Law Enforcement Applications

DDSI markets and sells its law enforcement product line through an internal sales force, an independent dealer network and vendors of compatible software applications.

DDSI employs three (3) full-time employees in sales, marketing or sales management. Leads are generated by DDSI's marketing department and followed up by the salesmen, who sell directly to the end user. The employees also work with sales employees of other vendors in making sales calls and proposals.

Additionally, DDSI markets its Law Enforcement products through vendors of compatible software applications.

Customers

DDSI maintains a continuing relationship with its customers based upon support services and periodic upgrades of the Compu-Capture(R) line and Compu-Sketch(R) software. Although the major revenue-generating event is the initial installation and any significant expansion of that installation, the annual sales of maintenance support services, which DDSI performs subsequent to the installation, generates approximately 17% of the installed software license fee.

The Company does not rely on any particular customers or business partners for the majority of their sales.

Business Alliances

Our business alliance relationships have changed over the years, however we continue to generate the majority (approximately 50%) of our revenue though our relationships with records management and jail management vendors (i.e, HTE, Inc. located in Lake Mary, FL and FSG Software, Inc. located in Janesville, WI). Since these vendors have written the necessary integration to use DDSI imaging solutions, when a customer is looking to include an imaging system in their program, the vendor will inform DDSI of the customers need. DDSI is responsible for all marketing and sales efforts of our imaging solution. DDSI believes that a substantial part of its growth will continue to come through these business alliances.

DDSI supplies to its business partners a SDK (software developers kit), which allows them to link our software to their software.

Greater Penetration of Existing Customers

In addition to seeking new customers, DDSI has recently established a marketing program to focus on the existing customer base, which is potentially over 1,000 agencies. DDSI believes with this addition that it can now capitalize and generate increased revenues from its existing customers.

Due to the high market penetration by DDSI's business alliances, DDSI believes that it will be able to eliminate the formal bid process in many jurisdictions where such strategic alliances are located. In these cases, add-on or complimentary products can be purchased directly through the incumbent vendor. This will help to expedite the normally long sales cycle and to eliminate the costly and time-consuming proposal process.

Seek Acquisitions and Alliances

Depending on the availability of funds, DDSI intends to continue developing software interfaces to make its products compatible with new and expanded versions of systems offered by strategic alliances and other vendors of criminal justice software. DDSI believes that expanding the number of law enforcement systems with which the Compu-Capture(R) systems are compatible will assist DDSI in maintaining its competitiveness.

Sales by Geographic Area

During the fiscal years ended December 31, 2001, 2000, and 1999, 89%, 93%, and 95%, respectively, of DDSI's revenues have been from domestic customers. Foreign sales for 2001, 2000, and 1999 were $70,856, $205,953 and $150,209, or an aggregate for these years of approximately $362,266.

Competition

DDSI has multiple solutions being sold to the Criminal Justice market with its competitive position varying by product.

DDSI's Compu-Capture(R) system (video imaging mug shot solution) currently has several competitors, including ImageWare Systems of San Diego, California.

The Compu-Scan 3000 if certified, will have two main competitors, CrossMatch and Identix Incorporated. All these competitors market inkless computerized fingerprint capture systems on a national basis, and each competitor has received FBI certification. There are no guarantees that the Company will be able to successfully compete against these existing products.

The Compu-Sketch(R) is a computerized, non-artistic, professional composite system. Though there is significant competition in this field, DDSI believes that the Compu-Sketch(R) provides an easier system to use plus offers a larger database than its competitors.

DDSI's Compu-Scene product is packaged with other DDSI systems. DDSI carries it in order to provide to its customers a more complete package of products.

The FMS solution resembles other fingerprint capture, store, retrieval and compare software, but is different in both the size of the database it can store and search, and in the scalability of hardware requirements. DDSI plans to sell the FMS as a stand-alone matching solution as well as to integrators where the FMS would be packaged with its Compu-Scan system. Therefore its competition would again be CrossMatch and Identix Incorporated.

Suppliers

DDSI's hardware are compatible with the IBM AS400 and other mainframe and mini computer manufacturers. The peripheral equipment used in connection with DDSI's system, such as video equipment, can be provided by a wide range of manufacturers. As a result DDSI is not dependent on any particular supplier or raw material.


Government Regulation or Government Approval

Most law enforcement agencies purchasing new or upgraded or expanded systems require that the system meet the requirements of NCIC2000, ANSI-NIST standards and standards issued by the National Crime Information Commission and by the FBI. All DDSI products and solutions were required to meet these requirements.

The FBI has developed an extensive certifying process that an inkless fingerprint system must pass before the FBI will accept cards produced by that system. ISC/US, has agreed to grant DDSI the right to distribute an inkless fingerprint system that has not been certified by the FBI. While there is no assurance that the Compu-Scan inkless fingerprint system will successfully complete the FBI certification process, the system produces fingerprint cards similar in quality and type to other fingerprint systems that have been approved by the FBI. DDSI believes that its Compu-Scan 3000 inkless fingerprint system will meet the requirements of the FBI certification process, assuming it can obtain the necessary funding to eventually complete development of the product.

ISC/US is a Delaware Corporation located in Ft. Lauderdale, Florida, and is not related to any government agency. ISC/US also has development offices in Hamburg, Germany.

Research and Development

As mentioned above (see page 26), DDSI has put a temporary hold on modifying its present Compu-Scan system and started research on what it would take to upgrade the present system to be able to scan both fingerprints and a palm print with the slap unit, plus meeting FBI image requirements.

The Company spent $536,350 in 2000 and $383,217 in 2001 for a total of $919,567 on pure research and development in the last two years. This amount includes $388,591 spent on outside sources for assistance with Research & Development projects. None of these costs have been borne directly by our customers.

The money spent was mainly on the continuing development of the Compu-Scan product and FMS (Fingerprint Matching System) software.

Patents, Trademarks and Licenses

DDSI has one patent application, number 09/08/800, for a "Device and Method for Scanning and Mapping a Surface," which was filed in October 1998. The application is on hold until the product is completed. In addition there is a possibility that this project may not be completed (see Compu-Scan risk factor). The primary use of the device is a contactless fingerprinting system.

DDSI owns the proprietary rights to the software used in the Compu-Capture(R) programs. In addition, DDSI owns the rights to the trademarks
"Compu-Capture(R)", "Compu-Color(R)" and "Compu-Scan(R)" both trademarks have been registered with the United States Patent and Trademark Office.

Details of these trademarks are listed below:

Compu-Capture - registered June 1, 1993 as No. 1,774,106 (renewal due 6/1/2003)

Compu-Color - registered August 22, 1989 as No. 1,552,560 (renewed in 1999 with next renewal due on 8/22/2009)

Compu-Sketch - registered April 28, 1998 as No. 2,153,713 (Combined Declaration Under 8 & 15 due 4/28/2004)

Compu-QuickSketch - registered April 28, 1998 as No. 2,153,714 (Combined Declaration Under 8 & 15 due 4/28/2004)

CPC2000 - registered January 14, 1997 as No. 2,029,964 (Combined Declaration under 8 & 15 due 1/14/2003)

DDSI - registered September 9, 1997 as No. 2,094,821 (Combined Declaration under 8 & 15 due 9/9/2003)

Digital Descriptor Systems, Inc. - registered September 16, 1997 as No. 2,098,473 (Declaration Under Section 8 due 9/16/2003)

Important Events

The Company filed a Form 8-K on July 29, 2002 announcing the resignation of Garrett U. Cohn from the Board of Directors effective July 23, 2002 for personal reasons.

On March 18, 2002 and March 11, 2002, DDSI announced an array of upgrades, additional licenses and the addition of new customers which included the successful installation of a multi-user solution in Illinois (this sale totaled $12,000 and was completed in March 2002), five additional workstations and an ID badging module to a Mississippi agency (this sale totaled $7,183 and was completed in March 2002), one of New Jersey's largest county's Prosecutor's office (this sale totaled $1,170 and was completed in September 2001).

On March 4, 2002, the Company announced the sale of an ID Badging System to one of its existing customers. The ID Badging System will be used to accurately identify all city employees including but not limited to Policeman, Fireman, Security Guards, Crossing Guards, etc.

On February 22, 2002, DDSI announced the sale of a new countywide solution sold in California. This sale will encompass 4 separate processing stations around the county that will be integrated with the countywide CAD (Computer Assisted Design) and RMS (Record Management System) systems. This sale totaled $36,077 and was completed in February 2002.

On January 29, 2002, the Company announced a reorganization of DDSI's management team. Mr. Robert Gowell was appointed as CEO and Co-Chairman of the Board of Directors. Mr. Michael J. Pellegrino will serve as President and Chief Operating Officer of the Company in addition to his current position as CFO. Mr. Randolph Hall was appointed as Vice President of Sales.

On January 23, 2002 DDSI announced the appointment of Anthony Shupin, Vincent Moreno, Michael J. Pellegrino and the reappointment Robert Gowell to the Company's Board of Directors. These appointments were made to fill the vacancies resulting from the resignations of Charles Saphos, John Boyle, Robert Gowell and Robert Martin. The Company also announced the resignation of Ms. Myrna Marks-Cohn, Ph.D, from the Board of Directors for personal reasons.

On January 3, 2002, the Company announced a new and expanded agreement with privately held AuthenTec, Inc. to sell its Finger Print Matching System (FMS) to commercial markets. DDSI had previously only held the rights to sell FMS to the criminal justice markets.

On December 5, 2001, DDSI announced the formation of a new advisory board. The focus of the new board will be to assist and advise management of the company in all areas of its business.

On November 26, 2001, the Company announced the completion of recently awarded purchase orders to integrate solutions in Haverhill and Stoneham, Massachusetts. The contracts totaled $52,000 and provide over $2,000 annually in maintenance fees.

On November 15, 2001, DDSI announced the first non-criminal justice market sale of its new Fingerprint Matching System (FMS), which was acquired by a county's Department of Health and Human Services (HHS) for the purposes of identifying and tracking its homeless population.

On November 2, 2001, the Company announced the signing of a development contract for the Compu-Capture Enterprise Suite (CCES), with Pennsylvania-based IT developer, ImageVision.Net (IMV). This contract was cancelled on January 14, 2002 due to lack of funding.

On October 29, 2001, DDSI announced the availability of its new "Identify On Demand" secure ID product, an ID System for the commercial market. This product was developed by integrating FMS' core technology with the Compu-Capture(R) core technology.

On October 11, 2001 the Company announced the first FMS sale for Bucks County, PA and the Bucks County Correctional facility in Doylestown, PA. This marks the first installation in the criminal justice market of DDSI's new Fingerprint Matching Solution (FMS) and is scheduled for installation by the end of next quarter.

On September 25, 2001, DDSI announced an agreement with Mr. Rudy Hallenbeck, President of SOLVPRO Inc., a privately held high tech consulting firm, to leverage DDSI products and technology into major contracts. The Company believes SOLVPRO will bring to DDSI essential big project capability and partnering knowledge which will complement DDSI's proprietary products and solutions.

On September 19, 2001, the Company announced the availability of its Fingerprint Matching System, the only fully scalable fingerprint identification system in the world designed to take full advantage of the Windows NT/2000 environment.

On September 18, 2001, DDSI announced that the Company received its first purchase order for its livescan fingerprint capture device. This initial order is scheduled to be delivered in early 2002.

Employees

DDSI employs a total of 7 full time employees and 1 part time employee.

Management

Garrett U. Cohn resigned as Co-Chairman and Director of the Board of Directors effective July 23, 2002 for personal reasons.

As indicated earlier, the Board of Directors approved a major management restructuring on January 25, 2002. On January 25, 2002, Mr. Cohn resigned as CEO and President to help resolve differences between Mr. Martin and the Company. Mr. Robert Gowell was appointed as CEO and Co-Chairman of the Board of Directors. Mr. Michael J. Pellegrino will serve as President and Chief Operating Officer of the Company in addition to his current position as CFO. Mr. Randolph Hall was appointed as Vice President of Sales. Mr. Hall resigned from DDSI effective October 18, 2002.

This reorganization occurred to fill the needs of the Company i.e., to bring in people with skill sets and experience that could assist the Company in achieving stability and growth. None of the above transactions fall within the provisions of Rule 14f-1 in that the appointment of directors were to fill open slots and were not part of an understanding with a person or persons acquiring securities. These individuals were appointed due to their expertise in areas that would be beneficial in growing the business of DDSI.

Mr. Gowell's ten-year law enforcement background can provide knowledge and guidance in how to deal with law enforcement agencies in pursuing sales.

Mr. Pellegrino brings over seven years of operation and financial experience with DDSI into the Board of Directors.

Mr. Moreno's over thirty years of experience in the software industry can provide knowledge and guidance in how DDSI should proceed in growing the business.

Mr. Shupin's background in business development will be extremely helpful as we continue to enter new markets.

The Company's current officers and directors consist of the following persons:

Name                        Age      Position with Company
----                        ---      ---------------------
Robert Gowell               34       Co-Chairman, Chief Executive Officer and Director
Michael Pellegrino          53       President, Chief Operating Officer and Chief Financial Officer
Anthony Shupin              48       Director
Vincent Moreno              59       Director

Robert Gowell was appointed Co-Chairman and Chief Executive Officer on January 25, 2002. He is a retired Deputy U.S. Marshal who has worked out of the New York and Pennsylvania offices from 1991-2001 (10 years). He earned his B.S. in Management and Finance from the City University of New York. He is currently working on his MBA at Kutztown University.

Michael Pellegrino joined the Company in 1995. On January 25, 2002 he was appointed President, Chief Operating Officer and Chief Financial Officer, Secretary and a Director of the Company. For eleven years prior (from 1984 to 1995), Mr. Pellegrino was Vice President and CFO of Software Shop Systems, Inc. From 1979 to 1984 (5 years), he was a regional controller for Capital Cities/ABS, and for seven years earlier (1972-1979) as Director of Financial Systems for ADP. Mr. Pellegrino has a Bachelors degree in accounting from MSU and a Masters in Finance from Rutgers University, after which he worked at Touche Ross for 3 years.

Anthony Shupin's experience includes over 20 years of executive management, sales and marketing management and project and program management with technology computing, aerospace and professional services companies. As a Business Development Executive in the Communications and Media practice at Deloitte Consulting from 9/2000 to 9/2001, Mr. Shupin directed activities and resources targeted at strategic global accounts. Prior to Deloitte, he served as Vice President of John Richard Associates, Inc. a management consulting firm specialized in telecommunications from 7/1999 to 9/2000. His background also includes roles as Director of International Business Development at Space Imaging for 10 years (from 1989 to 1999), L.P. where responsibilities included supervising the International Groundstation Network and establishing global strategic relationships concerning the acquisition and distribution of high resolution satellite imagery. Mr. Shupin has also served as Vice President, Sales and Marketing at Remark Industries, Inc. from 1986 to 1989 (3 years), which marketed and manufactured products such as on-line lottery and electronic gaming devices, medical monitoring and analysis devices. Prior to Remark Industries, he held management and account management positions at Wang Laboratories from 1981 to 1986 (5 years) and Xerox Corporation in Princeton, New Jersey from 1978 to 1981 (3 years). A graduate of Colby College, Waterville, Maine, Mr. Shupin has extended his education at Rutgers University, Cook College in Geographic Information Systems and Remote Sensing training. He has been an invited speaker at various international symposiums and has published articles regarding market analysis and access, education and technical assessment.

Vincent Moreno provides DDSI with over 30 years of experience from a technical and business environment, with the past 23 years at the executive management level. He served as Vice President of Technology for ADP for 13 years (1976 through 1989). For six years (from 1989 to 1995), as President and CEO, he ran Mainstem Corporation, a national provider of software services. He was Vice President of Operations at DDSI from 1996 to 1998 (2 years). Most recently (1998 to 2002, 4 years), he was President and General Manager of PayPlus Software, Inc., a provider of payroll software to the Professional Employer Organization marketplace. Mr. Moreno is adept in setting strategic direction and is experienced in the reengineering of corporate operating units. As a member of the board, he brings guidance, direction, and vision to the Companies' strategic planning.

An overview of changes that occurred with the DDSI Board of Directors is as follows:

         o Mr. Ott resigned from the DDSI Board on February 26, 2001 for personal reasons. He resigned as Vice President of Sales on March 30, 2001.

         o Mr. Charles Saphos resigned from the Board on July 26, 2001 due to the fact the Company could not provide Directors & Officers insurance

         o Mr. Boyle resigned as a Board Member on December 18, 2001 for personal reasons.

         o Mr. Gowell resigned as a Board Member on December 18, 2001 for personal reasons. Mr. Gowell was later reappointed as Co-Chairman of the Board, having changed his mind as a result of the addition of other outside Board members.

         o Mr. Robert Martin was appointed as a DDSI Board Member on December 11, 2001. Mr. Martin represented a group of investors that entered into a Private Placement Offering. In view of his large holding of DDSI stock, he requested, and was appointed, as a member of the Board of Directors. Mr. Martin resigned from the Board effective January 3, 2002 due to disagreements with Company operations, policies and practices.

         o Dr. Myrna Marks-Cohn resigned on January 14, 2002 for personal reasons. She is the wife of Mr. Garrett U. Cohn.

         o Mr. Robert Gowell was reappointed to the Board of Directors on January 15, 2002. Mr. Anthony Shupin, Mr. Vincent Moreno and Mr. Michael Pellegrino were appointed to the Board of Directors on January 15, 2002.

         o Mr. Garrett U. Cohn resigned as Co-Chairman and Director of the Board of Directors effective July 23, 2002 for personal reasons.

Executive compensation

The following table summarizes the compensation earned and paid by the Company to each Officer and to all Executive Officers as a group for services rendered in all capacities during the year ended December 31, 2002:

                                       Summary Compensation Table
                                                                         Long Term Compensation
                   Annual Compensation                      Awards              Payouts
 (a)              (b)     (c)      (d)    (e)          (f)           (g)          (h)            (I)
Name                                     Other                    Securities                      All
and                                      Annual     Restricted    Underlying                     Other
Principal                               Compen-       Stock        Options/       LTIP          Compen-
Position Year            Salary   Bonus  sation($)    Award($)      Sar(#)      Payouts($)     sation($)
Garrett Cohn*     2000  $160,000    0      0            0             0            0              0
President & CEO   2001  $160,000    0      0            0             0            0              0
                  2002  $160,000    0      0            0             0            0              0
Michael J.        2000  $110,000    0      0            0             0            0              0
  Pellegrino      2001  $110,000    0      0            0             0            0              0
President & COO   2002  $115,000    0      0            0             0            0              0
Michael Ott**     2000  $110,000    0      0            0             0            0              0
V.P/Director      2001  $110,000    0      0            0             0            0              0
                  2002  $      0    0      0            0             0            0              0
Randy Hall***     2000  $ 73,500    0      0            0             0            0              0
    V/P           2001  $ 73,500    0      0            0             0            0              0
                  2002  $ 73,500    0      0            0             0            0              0

*Mr. Cohn resigned as President and Chief Executive Officer effective January 25, 2002. He resigned as Co-Chairman and Director of the Board of Directors effective July 23, 2002 for personal reasons.
**Mr. Ott resigned from the Company effective March 30, 2001
***Mr. Hall resigned as Vice President of Sales effective October 18, 2002

Options/Sar Grants in Last Fiscal Year

                              Number of       % of Total
                              Securities     Options/SARS
                              Underlying     Granted to
                              Options/SARS   Employees in        Exercise or Base
Name                          Granted        Fiscal Year    Price($/Sh)   Expiration Date
Garrett U. Cohn, CEO            0               N/A            N/A              N/A
Michael J. Pellegrino, CFO      0               N/A            N/A              N/A
Randy Hall, VP Operations       0               N/A            N/A              N/A

Aggregated Option/Sar Exercises
         None exercised

                              Employment Agreements

Garrett Cohn resigned as Co-Chairman and Director of the Board of Directors effective July 23, 2002 for personal reasons. He resigned as President and Chief Executive Officer effective January 25, 2002. In July, 1994 the Company entered into a 5 year employment agreement with Mr. Cohn which entitled him to a base salary of $150,000 per year which may at the Board of Directors discretion adjust his base salary (but not below $150,000 per year) or grant a bonus. Though past the five-year period, the present employment agreement remained in affect until July 18, 2002. In the interim, Mr. Cohn was granted an increase in his annual base salary of $10,000, making his new base salary $160,000. The Company also furnished Mr. Cohn with an automobile and automobile expenses. In addition, Mr. Cohn received non accountable expense allowances of $11,000, $49,713 and $81,450 in 2000, 1999 and 1998 respectively.

Michael J. Pellegrino, President, Chief Operating Officer and Chief Financial Officer. Mr. Pellegrino was appointed as President and Chief Operating Officer effective January 25, 2002. In March, 2002, the Company entered into a two-year employment agreement with Mr. Pellegrino, which entitled him to a base salary of $115,000 per year which may at the Board of Directors discretion adjust his base salary (but not below $115,000 per year). Mr. Pellegrino is also entitled to participate in the Annual Management Bonus Plan. As a participant in the Annual Management Bonus Plan, Mr. Pellegrino will be eligible to receive bonuses, based on performance, in any amount from 0% to 100% of the Base Salary. In addition, Mr. Pellegrino shall participate in the Management Equity Incentive Plan. As a participant in the Management Equity Incentive Plan, Mr. Pellegrino will be eligible to receive options, which vest over a period of time from the date of the option's issue, to purchase common shares of the Company. The Company shall grant to Mr. Pellegrino, within ninety days of the date of the Agreement, options to purchase such number of common shares of the Company equal to 1% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company may also grant to the Employee, following the first anniversary of the date of the Agreement and at the sole discretion of the Board of Directors, options to purchase such number of common shares of the Company equal to 0.25% of the number of common shares of the Company outstanding on the date of the Agreement (subject to the vesting and the satisfaction of the other terms and conditions of such options). The Company shall also furnish Mr. Pellegrino with an automobile and automobile expenses.

Michael Ott, Vice President of Sales and Director. Mr. Ott resigned from the Company effective March 30, 2001.

Randolph Hall, Vice President Sales. Mr. Hall resigned from the Company effective October 18, 2002. Mr. Hall was appointed as Vice President of Sales effective January 25, 2002. In March, 2002, the Company entered into a two year employment agreement with Mr. Hall, which entitled him to a base salary of $73,500 per year which may at the Board of Directors discretion adjust his base salary (but not below $73,500 per year). Mr. Hall was also entitled to participate in the Annual Management Bonus Plan. The Company also furnished Mr. Hall with an automobile and automobile expenses.

                    Employee and Director Stock Option Plans

The Company adopted the 1994 Stock Option Plan, (restated in 1997) (the "Plan") in order to attract and retain qualified personnel. In October 1998, the Board of Directors voted to amend the plan but has not formally established the amended plan to date and will not do so this fiscal year. However, under the proposed 1998 Plan, the Compensation Committee of the Board of Directors in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees. The terms and conditions upon which the options may be exercised will be set out in the Plan. The Plan is intended to provide a method whereby employees of the Company and others who are making and are expected to make substantial contributions to the successful management and growth of the Company are offered an opportunity to acquire common stock as an incentive to remain with the Company and advance its interests. Therefore, to date, no options have been granted under the 1998 plan and none will be until the plan is formalized some time during the next fiscal year. On August 31, 1999, the Company granted bonuses to various officers and employees in the form of 902,500 options for shares of the Company's common stock, fully vested, with an exercise price of $0.37 per share. On December 15, 2000, the Company granted to various officers and employees 843,000 options for shares of the Company's common stock, fully vested, with an exercise price of $0.10 per share, the then fair market value of the underlying shares.

                            Compensation of Directors

Directors do not receive compensation for their services as members of the Board of Directors. Directors will receive reimbursement for expenses in attending directors meetings where applicable. Under the 1996 Director Option Plan, each director who is not an officer or employee of the Company automatically receives a grant of an option to purchase 50,000 shares of the Company's common stock effective as of the date such person becomes a director and thereafter a grant of an option to purchase 1,000 shares of the Company's common stock on the date of each of the Company's regular annual meeting if he or she has served on the Board of Directors for at least six months.

                 Certain Relationships and Related Transactions

During May 1996, the Company loaned Mr. Cohn $125,000. Interest is accrued on this amount at one point over prime and was payable together with the principal on August 13, 1999. Accrued interest on this loan was $40,525 at December 31, 2000. Subsequently, the Company's Board of Directors agreed to extend the maturity date of this note indefinitely. On February 22, 2002 Mr. Cohn made a payment of $23,615.39. In 2001, due to uncertainty as to whether the Company will collect the note, a reserve for uncollectible notes was recorded in the amount of $177,400.

The Company's Audit Committee will review any future transactions with affiliates and make its recommendation to the Board of Directors to ensure such transactions are at arms length.

The Company's Board will follow the advice of the Audit Committee on transactions that could have the potential appearance of not being at arms length transaction.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth current information relating to the beneficial ownership of the common stock of the Company by (i) each person owning beneficially more than 5 percent of the outstanding shares of common stock, (ii) each Director of the Company and (iii) all Executive Officers and Directors of the Company as a group: Percentage of beneficial ownership is based upon 61,351,387 shares of common stock outstanding at January 24, 2003.

                                                       Beneficial Ownership
Name and Address                                         of Common Stock
Of Beneficial Owner                                       No. of Shares
-------------------                                ----------------------------
Garrett U. Cohn
Buffalo Grove, IL 60089                               1,695,000(1)    2.76%

Michael Pellegrino
Brielle, NJ 08730                                       335,000       0.54%

Randolph Hall
Collegeville, PA 19426                                  398,000       0.64%

Robert P. Martin
Seattle, WA  98119                                    3,099,000(2)    5.05%

Robert Gowell
Allentown, PA  18104                                     96,300       0.02%

Norman Cohn
Radnor, PA 19087                                        840,000       1.36%

AJW Partners, LLC (4)
Roslyn, NY 11576                                    427,793,000(5)    88.0%(14)

New Millennium Capital Partners II, LLC(6)
Roslyn, NY 11576                                    427,793,000(7)    88.0%(14)

AJW Qualified Partners, LLC (8)
Roslyn, NY  11576                                    51,512,500(9)    46.0%(14)

AJW Offshore, Ltd. (10)
Roslyn, NY  11576                                    51,512,500(11)   46.0%(14)

Bristol Investment Fund, Ltd. (12)
Cayman Islands                                      280,000,000(13)   82.0%(14)

Paul Kessler and Diana Kessler (12)                 280,000,000(13)   82.0%(14)

All Officers & Directors
As a Group                                            6,463,300(3)    9.16%

----------------------
(1) Garrett U. Cohn owns 60,000 shares of stock. In addition, Mr. Cohn has the right to vote 840,000 shares of stock held of record by Norman Cohn pursuant to a Voting Trust Agreement described below, and, as a result of such voting rights, such shares are included in the shares shown as beneficially owned by Garrett U. Cohn. Mr. Cohn resigned as President and Chief Executive Officer of Digital Descriptor Systems effective January 25, 2002. He resigned as Co-Chairman of the Board of Directors effective July 23, 2002

(2) Mr. Martin holds 2,399,000 in direct holdings and 700,000 in indirect holdings. Mr. Martin resigned from the Board of Directors on January 3, 2002.

(3) Of the total Officers and Director's shares, 43,000 shares are options which are 10 year options with a three-year vesting period, vesting 1/3 each year with a strike price of thirty-three cents ($0.33). The remaining 1,275,000 options are 10-year options that are fully vested at varying strike prices.

(4) AJW Partners, LLC is a private investment fund that is structured as a limited liability company whose members are the investors in the fund. The managing member of the fund is SMS Group, LLC, a limited liability company, which manages the operations of the fund. Mr. Corey Ribotsky is the manager of SMS Group, LLC. As the control person of the shares owned by AJW Partners, LLC, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5) Concerning AJW Partners, LLC: Assuming $427,793 of 12% Convertible Debentures ($203,500 plus $44,290.50 interest dated March 9, 2001, $125,000 plus $15,000 interest dated December 31, 2001, and $37,500 plus $2,502.50 interest dated June 11, 2002) converted at fifty percent (50%) of stock price of $0.002. AJW Partners, LLC is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

(6) New Millennium Capital Partners II, LLC is a private investment fund that is structured as a limited liability company whose members are the investors in the fund. The managing member of the fund is First Street Manager II, LLC, a limited liability company which manages the operations of the fund. Mr. Corey Ribotsky is the manager of First Street Manager II, LLC. As the control person of the shares owned by New Millennium Capital Partners II, LLC, Mr. Corey S. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Concerning New Millennium Capital Partners II, LLC: Assuming $427,793 of 12% Convertible Debentures ($203,500 plus $44,290.50 interest dated March 9, 2001, $125,000 plus $15,000 interest dated December 31, 2001, and $37,500 plus $2,502.50 interest dated June 11, 2002) converted at fifty percent (50%) of stock price of $0.002. New Millennium Capital Partners II, LLC is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

(8) AJW Qualified Partners, LLC is a private investment fund whose members are the investors in the fund. The managing member of the fund is AJW Manager, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). Mr. Corey Ribotsky is the manager of AJW Manager, LLC. As the control person of the shares owned by AJW Qualified Partners, LLC, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(9) Concerning AJW Qualified Partners, LLC: Assuming $51,512.50 of 12% Convertible Debentures ($50,000 plus $1,512.50 interest dated September 30,
2002) converted at fifty percent (50%) of stock price of $0.002. AJW Qualified Partners, LLC is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

(10) AJW Offshore, Ltd. is a private investment fund whose members are the investors in the fund. The managing member of the fund is First Street Manager II, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). Mr. Corey Ribotsky is the manager of First Street Manager II, LLC. As the control person of the shares owned by AJW Offshore, Ltd., Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(11) Concerning AJW Offshore, Ltd.: Assuming $51,512.50 of 12% Convertible Debentures ($50,000 plus $1,512.50 interest dated September 30, 2002) converted at fifty percent (50%) of stock price of $0.002. AJW Offshore, Ltd. is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

(12) Bristol Investment Fund, Ltd. is a private investment fund, formed as a Cayman Island company, whose shares are owned by its investors. Bristol Investment Fund, Ltd., is managed by Bristol DLP, LLC (the "Management Company"), which has voting and investment control over the shares owned by Bristol Investment Fund, Ltd. Paul Kessler and Diana Kessler, the managing members of the Management Company, are responsible for the operations of the Management Company. As the control persons of the shares owned by Bristol Investment Fund, Ltd., Paul Kessler and Diana Kessler may be viewed as the beneficial owners of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. There are no other parties involved with these funds who would meet the definition of beneficial owner.

(13) Concerning Bristol Investment Fund, Ltd.: Assuming $280,000 of 12% Convertible Debentures ($250,000 plus $30,000 interest dated December 31, 2001) converted at fifty percent (50%) of stock price of $0.002. Bristol Investment Fund, Ltd. is contractually obligated not to convert more than 4.9% at one time, however, this provision may be waived by providing a sixty-one day notice.

(14) At this time, the Company has 61,351,387 outstanding and 150,000,000 authorized shares. There is a definitive proxy filed requesting a shareholder vote of an increase in authorized shares.

Under the terms of the Voting Trust Agreement dated May 1, 1995, between Norman Cohn and Garrett U. Cohn, as Trustee, Norman Cohn has transferred to the trust 840,000 shares of common stock of the Company, representing all of the shares of common stock owned by him. Under the terms of the Voting Trust Agreement, Garrett U. Cohn, as the Trustee, has the right to vote the stock in the Voting Trust, except as to certain actions, including, but not limited to, any amendment to the certification of incorporation of the Company, merger or sale of substantially all of the assets of the Company or any action which will cause a dilution in the outstanding shares of common stock. The term of the Voting Trust is 10 years and shall terminate in April 2005.

There are no arrangements known to the Company that at a later date may result in a change in control of the Company.

                            Description of Securities
General
-------

As of the date of this registration statement, the Company has authorized 150,000,000 shares of common stock at $.001 par value, of which 61,351,387 shares are issued and outstanding at January 24, 2003, plus 1,000,000 authorized shares of $.01 par value per share Preferred Stock and no preferred shares are issued and outstanding at January 24, 2003. The Company had authorized outstanding Class A and Class B Warrants numbering one million four hundred eighty-three thousand and seven hundred fifty (1,483,750) of each class. The Class A Warrants had an exercise price of $1.00 per share and expired on August 15, 2002. The Class B Warrants had an exercise price of $1.50 per share and expired on August 15, 2002. The Company had reserved an equal amount of shares against these warrants.

The following is a description of the securities of DDSI taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this Offering Circular, the Company has not paid any dividends on its common stock, and none are contemplated in the foreseeable future. It is anticipated any earnings that may be generated from operations of the Company will be used to finance the growth of the Company.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of the directors of the Company if they choose to do so. No one shareholder beneficially owns more than 50% of the Company's common stock.

The holders of common stock will have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of the Company, the holders of the common stock are entitled to receive pro rata the assets of the Company.

Redeemable Class A Warrants and Redeemable Class B Warrants
-----------------------------------------------------------

The outstanding shares of 61,351,387 excludes the authorized and unissued Common Redeemable Class A and Class B Warrants numbering one million four hundred eighty-three thousand and seven hundred fifty (1,483,750) of each class. These warrants were publicly traded with the price generally holding steady at $.02 per warrant.

Redeemable Class A Warrants
---------------------------

Each Class A Warrant entitled the holder to purchase one share of common stock for a period of four years commencing August 15, 1996, subject to earlier redemption, and would be exercisable at a price of $1.00 a unit. During July 2000 the Class A Warrants' expiration date was extended to August 15, 2002. No further action was taken and the Class A warrants expired on August 15, 2002. The Class A Warrants were subject to redemption by the Company at any time on not less then 30 days written notice, at a price of $0.10 per Warrant, provided that the per share closing bid price of the common stock exceeded 175% of the exercise price for at least 20 consecutive trading days. For these purposes, the closing bid price of the common stock shall be determined by the closing bid price as reported by NASDAQ so long as the common stock is quoted on NASDAQ and if the common stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the common stock is traded. Holders of Class A Warrants will automatically forfeit all rights hereunder except the right to receive the $0.10 redemption per Warrant unless the Warrants are exercised before they are redeemed.

Redeemable Class B Warrants
---------------------------

Each Class B Warrant entitled the holder to purchase one share of common stock for a period of four years commencing August 15, 1996, subject to earlier redemption, and would be exercisable at a price of $1.50 a unit. During July 2000, the Class B Warrants' expiration date was extended to August 15, 2002. No further action was taken and the Class B warrants expired on August 15, 2002 The Class B Warrants were subject to redemption by the Company at any time on not less then 30 days written notice, at a price of $0.10 per Warrant, provided that the per share closing bid price of the common stock exceeds 200% of the exercise price for at least 20 consecutive trading days. For these purposes, the closing bid price of the common stock shall be determined by the closing bid price as reported by NASDAQ so long as the common stock is quoted on NASDAQ and if the common stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the common stock is traded. Holders of Class A Warrants will automatically forfeit all rights hereunder except the right to receive the $0.10 redemption per Warrant unless the Warrants are exercised before they are redeemed.

The holders of Warrants ("Warrant holders") were not entitled to vote, receive dividends, or exercise any of the rights of holders of shares of common stock for any purpose. In addition, the Company had a right to increase the Warrant Exercise Price upon not less than 20 days' prior notice to the Warrant holders if the Company extended the exercise period of the Warrants beyond the four year period.

Change in Control
-----------------

There are not provisions in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of Digital Descriptor Systems, Inc.

Penny Stock Disclosure Requirements:
------------------------------------

See discussion in risk factor section, page 11, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

Shares Eligible for Future Sale
-------------------------------

On the date of this offering, DDSI has 61,351,387 shares of common stock outstanding. Sales of a substantial number of shares of DDSI's common stock in the public market following this offering could adversely affect the market price of the common stock. DDSI is registering with this document 30,000,000 shares of common stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

Selling Shareholders
--------------------

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Warrants and Options:
---------------------

In December, 2001, DDSI issued Warrants to purchase 1,500,000 common shares at an exercise price the lesser of $.02 per share or the average of the lowest three inter-day sales prices during the twenty (20) Trading Days immediately prior to exercise. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These Warrants were canceled.

Recent Financing
----------------

On January 10, 2003, DDSI entered into a Securities Purchase Agreement (the "Agreement") that calls for the issuance of $500,000 of 10% Convertible Debentures that can be converted into shares of common stock.

Each holder of one of the 10% convertible debentures may not convert its securities into shares of the Company's common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures owned by AJW Partners LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC. cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by AJW Partners LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC. DDSI currently has 30,000,000 shares available to be registered, with the remaining required shares to be registered after the shareholders vote on the increase in authorized shares. The shareholder meeting is scheduled for February 25, 2003. The number of shares of the Company's common stock listed in the "Selling Shareholders" table below, represent the 30,000,000 shares that are available for issuance to be sold.

                              SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders nor will we receive proceeds from the exercise of the warrants. Furthermore, we are registering only 30,000,000 shares, which represent the shares available for issuance and sale by DDSI. More shares will be registered upon the approval by the shareholders increasing the number of authorized shares.

Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                    Shares Beneficially                Shares           Shares Beneficially
                                    Owned                              Offered          Owned After Offering
Selling                             Prior to the                       For              If All Offered
Stockholder                         Offering                           Sale (5)         Shares Are Sold
-----------                         -----------------                  --------         -------------------
                                    Number of Shares Percentage (4)                      Number of Shares Percentage
AJW Partners, LLC (1)(6)             3,006,218                          12,000,000               0
AJW Qualified Partners, LLC (2)        441,000                           9,000,000               0
AJW Offshore, Ltd. (3)                 441,000                           9,000,000               0

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

It was represented to DDSI that none of the selling shareholders have existing short positions.

No Selling Stockholder has held any position or office, or has had any material relationship with us, or any of our affiliates, within the past three years with the exception of Robert Martin and Robert Gowell. Mr. Martin was a Director in 2001 for approximately one month before resigning and Mr. Gowell recently was placed on the Board of Directors by the present DDSI Board to fill a vacancy.

         None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

(1) AJW Partners, LLC is a private investment fund that is structured as a limited liability company whose members are the investors in the fund. The managing member of the fund is SMS Group, LLC, a limited liability company, which manages the operations of the fund. Mr. Corey Ribotsky is the manager of SMS Group, LLC. As the control person of the shares owned by AJW Partners, LLC, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(2) AJW Qualified Partners, LLC is a private investment fund whose members are the investors in the fund. The managing member of the fund is AJW Manager, LLC, a limited liability company, which manages the operations of the fund (the "Management Company"). Mr. Corey Ribotsky is the manager of AJW Manager, LLC. As the control person of the shares owned by AJW Qualified Partners, LLC, Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3) AJW Offshore, Ltd. is a private investment fund whose members are the investors in the fund. The managing member of the fund is First Street Manager II, LLC, a limited liability company, which manages the operations of the fund. Mr. Corey Ribotsky is the manager of First Street Manager II, LLC. As the control person of the shares owned by AJW Offshore, Ltd., Mr. Ribotsky may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Percentages are based on 61,351,387 shares of our common stock outstanding (includes the shares in this Offering) as of January 24, 2003.

(5) This column represents the total number of shares of common stock that each selling security holder intends to sell, based on the current market price, regardless of the 4.9% limitation.


                              PLAN OF DISTRIBUTION

The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

         o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

         o     in privately-negotiated transactions;

         o     through the writing of options on the shares;

         o     short sales; or

         o     any combination thereof.

The sale price to the public may be:

         o     the market price prevailing at the time of sale;

         o     a price related to such prevailing market price;

         o     at negotiated prices; or

         o such other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.



                                Legal Proceedings

Robert Martin - Shareholder Threatened Lawsuit
----------------------------------------------

On January 19, 2002, DDSI's Board of Directors received a letter threatening legal action from Mr. Robert P. Martin who purchased shares pursuant to a private placement offering in October 2001. The letter alleged false and misleading representations made to Mr. Robert Martin by Mr. Garrett Cohn (past
CEO) and Mr. Scott Gallagher (About Face Communications) involving convertible debenture funding.

The shareholder has threatened a direct and derivative action suggesting the convertible debt was not legally authorized.

Upon receipt of the threatened complaint, DDSI's Board of Directors had a discussion with Mr. Martin where DDSI represented that it was in compliance with the Company Bylaws, state and federal securities laws and that the current Board of Directors were unaware of any fraudulent representations.

Therefore, DDSI disputes the allegations made in the complaint for the following reasons, 1) the Company is unaware of any false and misleading misrepresentation made by Mr. Garrett Cohn, 2) the threatened complaints received contained insufficient information to make a determination of any wrong doing and 3) the convertible debt was legally authorized by DDSI Board of Directors. Concerning the legality of the convertible debt, there were three members on the Board of Directors at the time this issue was voted on. Two board members were present and voted on behalf of accepting the convertible debenture. In addition, corporate counsel was contacted prior to the vote and after review of the corporate bylaws indicated that pursuant to DDSI bylaws there was a quorum present; therefore the business transacted by the Board would be legal and binding. Thus, DDSI would vigorously defend itself against the allegations if such actions were pursued.

To date there has been no legal action filed.

AccuSoft - Action to Terminate Product Licenses
-----------------------------------------------

On July 16, 2001, AccuSoft Corporation filed a complaint against DDSI in the United States District Court for the Central District of Massachusetts, Civil Action No. 0140132-NMG. AccuSoft sought the following relief:

               A. The termination of the following license agreements: ImageGear
                  6.0, 95 and 98.

               B. A preliminary injunction enjoining DDSI from using the above licenses in the sales of their products.

Since the initial filing of the action by AccuSoft Corporation, DDSI has stopped using AccuSoft's ImageGear 6.0, 95 and 98 software and have replaced AccuSoft's controls. The parties reached an agreement on October 28, 2002, whereas DDSI agreed to pay AccuSoft $7,500.

                                     Experts

The financial statements of Digital Descriptor Systems, Inc. at December 31, 2001 and 2000 as appears on the prospectus.

The financial statements of Digital Descriptor Systems, Inc. at December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by WithumSmith+Brown, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise a substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Digital Descriptor Systems, Inc. at and for the year ended December 31, 2000, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise a substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, Attorney at Law.

                           Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Michael Pellegrino.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

A Form 8-K was filed on February 7, 2002, and subsequently amended on February 19, 2002, respectively, reporting a change in accounting firms.


               o Ernst & Young LLP was previously the independent auditors for Digital Descriptor Systems, Inc. (DDSI). On February 4, 2002, Ernst & Young LLP resigned as independent auditors and Withum Smith & Brown, PC was engaged as independent auditors. The decision to change was based on financial considerations and was approved by the audit committee and the full Board of Directors of DDSI.

               o The audit reports of Ernst & Young LLP on the financial statements of DDSI as of and for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports were modified with respect to DDSI's ability to continue as a going concern.

               o During DDSI's two most recent fiscal years ended December 31, 2000, and the subsequent interim period ending February 4, 2002, there were no disagreements between DDSI and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. DDSI has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 19, 2002, is filed as Exhibit 16 to the Form 8-K, Amendment No. 1.

               o There were no other "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K occurring within DDSI's two most recent fiscal years and the subsequent interim period ending February 4, 2002.

               o During DDSI's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through February 4, 2002, DDSI did not consult with Withum, Smith & Brown, PC regarding any of the matters or events set forth in Item 304
                  (a)(2)(i) and (ii) of Regulations S-K.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                        CONTENTS TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000




                                    Contents


Independent Auditors' Reports:                                               F-1



Audited Financial Statements


Balance Sheets                                                               F-3


Statements of Operations                                                     F-4


Statements of Shareholders' Equity (Deficiency)                              F-5


Statements of Cash Flows                                                     F-6


Notes to Financial Statements                                                F-8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders,
Digital Descriptor Systems, Inc.

We have audited the accompanying balance sheet of Digital Descriptor Systems, Inc., as of December 31, 2001, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Descriptor Systems, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has never been profitable and continues to incur losses from operations and anticipates that it will require additional debt and/or equity financing in 2002, which may not be readily available. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/WithumSmith+Brown
Newtown, Pennsylvania
March 23, 2002

Report of Independent Auditors

The Board of Directors and Shareholders
Digital Descriptor Systems, Inc.

We have audited the accompanying balance sheet of Digital Descriptor Systems, Inc. as of December 31, 2000, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Descriptor Systems, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Digital Descriptor Systems, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable and continues to incur losses from operations and anticipates that it will require additional debt and/or equity financing in 2001, which may not be readily available. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans relating to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 23, 2001

                                                 DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                          BALANCE SHEETS

         ASSETS                                                                       December 31                   September 30
                                                                                2001                2000                2002
                                                                                ----                ----                ----
Current Assets:                                                                         (Audited)                    (Unaudited)
     Cash                                                                   $    435,662        $    202,877        $    102,865
     Restricted cash                                                               5,969              10,452               1,051
     Investment                                                                        -               1,000                   -
     Accounts receivable, less allowance
        for uncollectible accounts of $87,930 and $114,000
        in 2001 and 2000, and $74,410l(unaudited) in 2002, respectively          107,948             526,292               7,820
     Inventory                                                                     5,665              22,596             160,676
     Prepaid expenses                                                            267,534               8,698             153,696
     Advance - employees                                                               -                   -             200,176
     Debt discount and deferred financing costs                                  807,014             228,500             160,562
                                                                            ------------        ------------        ------------
            Total current assets                                               1,629,792           1,000,415             647,688

Note Receivable - Former Officer, Less Allowance
  for Uncollectible Notes of $177,400 and $-0-
   in 2001 and 2000, and $157,753 (unaudited) in 2002, respectively                    -             165,525                   -
Software Development Costs                                                             -             413,604                   -
Furniture and Equipment, Net                                                      37,090             172,046              15,772
Deposits and Other Assets                                                         24,395              31,454              24,395
                                                                            ------------        ------------        ------------
         TOTAL ASSETS                                                       $  1,691,277        $  1,783,044        $    687,855
                                                                            ============        ============        ============
         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
     Accounts payable                                                       $    418,764        $    481,163        $    369,054
     Accrued expenses                                                            175,742             189,209             212,692
     Accrued payroll and related withholdings                                          -                   -             289,247
     Deferred income                                                             854,618             854,787             497,943
     Current portion of equipment loan                                             7,211               7,147               7,260
     Convertible debentures                                                      965,000             200,000           1,106,731
                                                                            ------------        ------------        ------------
         Total Current Liabilities                                             2,421,335           1,732,306           2,482,927

Equipment Loan, Net of Current Portion                                            20,066              28,626              14,615
                                                                            ------------        ------------        ------------
         Total Liabilities                                                     2,441,401           1,760,932           2,497,542

Shareholders' Equity (Deficiency):
     Preferred stock, $.01 par value: authorized shares - 1,000,000;
          issued and outstanding shares - none                                         -                   -                   -
     Common stock, $.001 par value: authorized shares - 150,000,000;
         issued and outstanding shares - 48,045,610 at December 31, 2001
         and 58,156,490 at September 30, 2002                                     48,045              20,011              58,156
     Additional paid-in capital                                               16,726,819          14,544,579          16,782,748
     Accumulated deficit                                                     (17,524,988)        (14,542,478)        (18,650,591)
                                                                            ------------        ------------        ------------
         Total Shareholders' Equity (Deficiency)                                (750,124)             22,112          (1,809,687)
                                                                            ------------        ------------        ------------

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)            $  1,691,277        $  1,783,044        $    687,855
                                                                            ============        ============        ============


The Notes to Financial Statements are an integral part of these statements.

                                               DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                   STATEMENTS OF OPERATIONS

                                                                    Year Ended December 31      Nine Months Ended September 30
                                                                      2001          2000             2002           2001
                                                                      ----          ----             ----           ----
                                                                          (Audited)                      (Unaudited)
 Revenues:
      Software                                                    $   938,654   $ 2,060,499       $   439,390    $   591,066
      Hardware                                                         94,350       229,525            63,984         68,325
      Maintenance                                                     520,837       583,349           454,469        396,674
      Consulting                                                       68,863        91,249                           55,468
      Other                                                           104,003        61,836            30,208         41,268
                                                                  -----------   -----------       -----------    -----------
         Total Revenues                                             1,726,707     3,026,458           988,051      1,152,801

 Costs and Expenses:
      Cost of revenues                                                708,703     1,615,286           376,860        434,510
      General and administrative                                    1,705,242     1,843,336           723,373      1,320,601
      Sales and marketing                                             454,169       917,381            75,505        362,605
      Research and development                                        383,217       536,350           168,091        284,818
      Write-off of software development costs                         413,604             -                 -              -
      Provision for doubtful note receivable - former officer         177,400             -                 -              -
      Depreciation                                                    138,452       162,330            21,318        189,055
      Interest and amortization of deferred debt costs                753,029         1,775           772,809        484,281
      Other (income) expense, net                                     (24,599)      (19,948)          (24,302)       (20,288)
                                                                  -----------   -----------       -----------    -----------
          Total Costs and Expenses                                  4,709,217     5,056,510         2,113,654      3,055,582
                                                                  -----------   -----------       -----------    -----------

 Net Loss                                                         $(2,982,510)  $(2,030,052)      $(1,125,603)   $(1,902,781)
                                                                  ===========   ===========       ===========    ===========
 Net Loss Per Common Share (Basic and Diluted)                    $     (0.12)      $ (0.11)      $     (0.02)   $     (0.09)
                                                                  ===========   ===========       ===========    ===========
 Weighted Average Number of Common Shares Outstanding:
      Basic and Diluted                                            24,436,773    18,557,547        55,297,784     21,708,767
                                                                  ===========   ===========       ===========    ===========

The Notes to Financial Statements are an integral part of these statements.

                                                            DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                     STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                Common Stock
                                                           ----------------------     Additional
                                                             Shares        Amount  Paid-in Capital
                                                           ----------     -------  ---------------
Balance at December 31, 1999                               14,380,127     $ 4,380    $12,957,544
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                     4,426,485       4,426      1,159,640
              Issuance of common stock for services         1,205,000       1,205        259,895
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -           -        167,500
              Amortization of unearned compensation                 -           -              -
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at December 31, 2000                               20,011,612      20,011     14,544,579
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                     7,999,996       8,000        221,000
              Issuance of common stock for services         4,328,831       4,329        409,993
              Conversions of convertible debentures to
                    common stock                           15,705,171      15,705        494,747
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -           -      1,056,500
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at December 31, 2001                               48,045,610      48,045     16,726,819
              Issuance of common stock for services           360,000         360         14,040
              Conversions of convertible debentures to
                    common stock (unaudited)                4,659,968       4,660         27,711
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at March 31, 2002 (Unaudited)                      53,065,578      53,065     16,768,570
              Conversions of convertible debentures to
                    common stock (unaudited)                5,090,912       5,091         14,178
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at June 30, 2002 (Unaudited)                       58,156,490      58,156     16,782,748
              Conversions of convertible debentures to
                    common stock (unaudited)                        -           -              -
              Net loss                                              -           -              -
                                                           ----------     -------    -----------
Balance at September 30, 2002 (unaudited                    58,156,490     58.156     16,782,748

                                [RESTUBBED TABLE]


                                                                                           Shareholders'
                                                             Unearned      Accumulated         Equity
                                                           Compensation     Deficit         (Deficiency)
                                                           ------------   ------------      -----------
Balance at December 31, 1999                                 $(14,000)    $(12,512,426)     $   445,498
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                             -                -        1,164,066
              Issuance of common stock for services                 -                -          261,100
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -                -          167,500
              Amortization of unearned compensation            14,000                -           14,000
              Net loss                                              -       (2,030,052)      (2,030,052)
                                                             --------     ------------      -----------
Balance at December 31, 2000                                        -      (14,542,478)          22,112
              Issuance of common shares in connection
                  with a Reg. A Offering, net of offering
                  costs                                             -                -          229,000
              Issuance of common stock for services                 -                -          414,322
              Conversions of convertible debentures to
                    common stock                                    -                -          510,452
              Debt discount relating to the beneficial
                  conversion feature on convertible
                  debentures and issuance of warrants               -                -        1,056,500
              Net loss                                              -       (2,982,510)      (2,982,510)
                                                             --------     ------------      -----------
Balance at December 31, 2001                                        -      (17,524,988)        (750,124)
              Issuance of common stock for services                 -                            14,400
              Conversions of convertible debentures to
                    common stock (unaudited)                                                     32,371
              Net loss                                              -         (464,831)        (464,831)
                                                             --------     ------------      -----------
Balance at March 31, 2002 (Unaudited)                               -      (17,989,819)      (1,168,184)
              Conversions of convertible debentures to
                    common stock (unaudited)                                                     19,269
              Net loss                                              -         (431,689)        (431,689)
                                                             --------     ------------      -----------
Balance at June 30, 2002 (Unaudited)                                -      (18,421,508)      (1,580,604)
              Conversions of convertible debentures to
                    common stock (unaudited)                        -                -                -
              Net loss                                              -                -                -
                                                             --------     ------------      -----------
Balance at September 30, 2002 (unaudited                            -      (18,650,591)      (1,809,688)

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                 Year Ended December 31
                                                                                  2001          2000
                                                                                  ----          ----
                                                                                       (Audited)
                                                                                       ---------
Cash Flows from Operating Activities:
   Net loss                                                                    $(2,982,510) $(2,030,052)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                138,452      162,330
       Write-off of software development costs                                     413,604            -
       Provision for doubtful note receivable - former officer                     177,400            -
       Compensation expense in connection with issuance of Common Stock
       Common stock issued for services received                                   414,322      261,100
       Amortization of deferred financing costs and debt discounts related to the issuance of warrants and the beneficial conversion
          feature of convertible debentures                                        676,486            -
       Accrued interest converted into Common Stock                                      -            -
       Amortization of unearned compensation                                             -       14,000
       Changes in assets and liabilities:
          Accounts receivable                                                      418,344      330,303
          Inventory                                                                 16,931       26,097
          Prepaid expenses, deposits and other assets                             (251,777)     (19,219)
          Advances - employees                                                           -            -
          Accounts payable                                                         (62,399)     360,026
          Accrued expenses                                                          21,985       24,395
          Accrued payroll and related withholdings                                       -            -
          Deferred income                                                             (169)    (463,147)
                                                                               -----------  -----------
              Net Cash Used in Operating Activities                             (1,019,331)  (1,334,167)

Cash Flows from Investing Activities:
   Proceeds from sale of  investment                                                 1,000            -
   Purchase of furniture and equipment                                              (3,496)     (30,325)
   (Increase) Decrease in note receivable - former officer                         (11,875)     (11,875)
   (Increase) Decrease in restricted cash                                            4,483       99,548
                                                                               -----------  -----------
              Net Cash Provided by (Used in) Investing Activities                   (9,888)      57,348

Cash Flows from Financing Activities:
   Net proceeds from issuance of common stock                                      229,000    1,164,066
   Proceeds from the issuance of convertible debentures                          1,056,500      139,000
   Payment of convertible debentures                                               (15,000)           -
   Deferred financing costs                                                              -            -
   Repayment of equipment loan                                                      (8,496)        (593)
                                                                               -----------  -----------
              Net Cash Provided by Financing Activities                          1,262,004    1,302,473
                                                                               -----------  -----------

Net Increase (Decrease) in Cash                                                    232,785       25,654

Cash at Beginning of Year/Period                                                   202,877      177,223
                                                                               -----------  -----------
Cash at End of Year/Period                                                     $   435,662  $   202,877
                                                                               ===========  ===========

                                [RESTUBBED TABLE]


                                                                              Nine Months Ended September 30
                                                                                    2002          2001
                                                                                    ----          ----
                                                                                         (unaudited)
                                                                                         -----------
Cash Flows from Operating Activities:
   Net loss                                                                      $(1,125,603) $(1,902,781)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                   21,318      189,055
       Write-off of software development costs                                             -            -
       Provision for doubtful note receivable - former officer                             -            -
       Compensation expense in connection with issuance of Common Stock                    -      266,781
       Common stock issued for services received                                      14,400            -
       Amortization of deferred financing costs and debt discounts related to the issuance of warrants and the beneficial conversion
          feature of convertible debentures                                          684,201      440,444
       Accrued interest converted into Common Stock                                        -        5,077
       Amortization of unearned compensation                                               -            -
       Changes in assets and liabilities:
          Accounts receivable                                                        100,128      (29,439)
          Inventory                                                                   (8,333)     (25,391)
          Prepaid expenses, deposits and other assets                                106,858     (319,797)
          Advances - employees                                                      (200,716)           -
          Accounts payable                                                           (49,710)     175,877
          Accrued expenses                                                            55,323      (19,906)
          Accrued payroll and related withholdings                                   289,247            -
          Deferred income                                                           (356,675)     548,349
                                                                                 -----------  -----------
              Net Cash Used in Operating Activities                                 (469,562)    (671,731)

Cash Flows from Investing Activities:
   Proceeds from sale of  investment                                                       -            -
   Purchase of furniture and equipment                                                     -       (3,766)
   (Increase) Decrease in note receivable - former officer                                 -       (8,906)
   (Increase) Decrease in restricted cash                                              4,918       10,452
                                                                                 -----------  -----------
              Net Cash Provided by (Used in) Investing Activities                      4,918       (2,220)

Cash Flows from Financing Activities:
   Net proceeds from issuance of common stock                                              -            -
   Proceeds from the issuance of convertible debentures                              175,000      755,000
   Payment of convertible debentures                                                       -            -
   Deferred financing costs                                                          (37,750)    (121,000)
   Repayment of equipment loan                                                        (5,402)      (5,354)
                                                                                 -----------  -----------
              Net Cash Provided by Financing Activities                              131,848      628,646
                                                                                 -----------  -----------

Net Increase (Decrease) in Cash                                                     (332,796)     (45,305)

Cash at Beginning of Year/Period                                                     435,661      202,877
                                                                                 -----------  -----------
Cash at End of Year/Period                                                       $   102,865  $   157,572
                                                                                 ===========  ===========


The Notes to Financial Statements are an integral part of these statements.

                                              DIGITAL DESCRIPTOR SYSTEMS, INC.
                                                  STATEMENTS OF CASH FLOWS

                                                                          Year Ended December 31   Nine Months Ended September 30
                                                                             2001          2000        2002          2001
                                                                             ----          ----        ----          ----
                                                                                                          (unaudited)
Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

     Cash paid during the year for:
         Interest                                                         $    7,263     $  1,775    $ 3,694       $  5,036
                                                                          ==========     ========    =======       ========
         Income taxes                                                     $        -     $      -    $     -       $      -
                                                                          ==========     ========    =======       ========
     Supplemental Disclosure of Non-Cash Investing
       and Financing Activities:

         Acquisition of equipment with loan                               $        -     $ 36,366    $     -       $      -
                                                                          ==========     ========    =======       ========
         Debt discount relating to the issuance of warrants
            and the beneficial conversion features of convertible debt    $1,056,500     $167,500    $     -       $      -
                                                                          ==========     ========    =======       ========
         Conversion of debentures and accrued
            interest into common stock                                    $  510,452     $      -    $51,640       $155,077
                                                                          ==========     ========    =======       ========





The Notes to Financial Statements are an integral part of these statements.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Description of Business:
---------------------------------

         Digital Descriptor Systems, Inc. (the "Company") incorporated in Delaware in 1994, develops, assembles and markets computer installations consisting of hardware and software, which capture video and scanned images, link the digitized images to text and store the images and text on a computer database and transmit this information to remote locations. The principal product of the Company is the Compu-Capture Law Enforcement Program, which is marketed to law enforcement agencies and jail facilities and generated the majority of the Company's revenues during the years ended December 31, 2001 and 2000, and for the nine months ended September 30, 2002 and 2001. Substantially all of the Company's revenues are derived principally from state and local governments.

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------
         Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below:

         A. Basis of Financial Statement Presentation
         --------------------------------------------

            The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has never been profitable and has incurred substantial losses from operations of $2,982,510 and $2,030,052 for the years ended December 31, 2001 and 2000, respectively and, $1,125,603 and $1,902,781 for the nine months ended September 30, 2002 and 2001, respectively. The Company expects that losses from operations will continue through 2002 and the Company anticipates that it will require additional financing in 2002, which may not be readily available. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans include expanding the sale and acceptance of its core business solutions by hiring additional sales resources and increased marketing activities. The Company is also pursuing FBI Certification and introduction to the marketplace of the Compu-Scan 3000 fingerprint-capturing device. However, there can be no assurances that the Company will be successful in their efforts to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Financial presentation may have been changed due to reclassifications of certain items.

         B. Use of Estimates
          -------------------
            The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         C. Interim Financial Information
         --------------------------------

            The financial statements and disclosures included herein for the nine months ended September 30, 2002 and 2001 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of adjustments of a normal and recurring nature) considered necessary have been included. Operating results for the nine month periods ended September 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

         D. Inventory
         ------------
            Inventory is valued at the lower of cost (determined on a first-in, first-out basis) or market.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


         E. Revenue Recognition
         ----------------------
            The Company derives revenue from the sale of hardware, software, post customer support (PCS), and other related services. PCS includes telephone support, bug fixes, and rights to upgrades on a when-and-if-available basis. Other related services include basic consulting and training. Included with the hardware is software that is not considered to be incidental. Revenue from transactions with customers where the software component is not considered to be incidental is allocated between the hardware and software components based on the relative fair value of the respective components.

            The Company also derives revenue from the sale of software without a related hardware component. Revenue allocable to software components is further allocated to the individual deliverable elements of the software portion of the arrangement such as PCS and other services. In arrangements that include rights to PCS for the software and/or other services, the software component arrangement fee is allocated among each deliverable based on the relative fair value of each of the deliverables determined using vendor-specific objective evidence, which has been established by the separate sales of these deliverables.

            The Company recognizes the revenue allocable to hardware and software licenses upon delivery of the product to the end-user, unless the fee is not fixed or determinable or collectibility is not probable. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue allocable to PCS is recognized on a straight-line basis over the period the PCS is provided. Revenue allocable to other services is recognized as the services are provided.

         F. Property and Equipment
         -------------------------
            Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of related assets. Depreciable lives of the Company's property and equipment are presented below:

                                                                  Years
                 Furniture and fixtures                            5
                 Computer equipment                                2
                 Vehicles                                          3
                 Leasehold improvements              Estimated useful life of
                                                     the asset or term of the
                                                     lease whichever is shorter

            Repair and maintenance costs are expensed when incurred, while additions and improvements are capitalized. The cost and related accumulated depreciation or amortization of assets sold or retired is eliminated from the accounts and any gains or losses are reflected in income.

         G. Long-Lived Assets
         --------------------
            The Company evaluates impairment of its intangible and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In making such determination, management compares the estimated future cash flows, on an undiscounted basis, of the underlying operations or assets with their carrying value to determine if any impairment exists. If impairment exists, any adjustment is determined by comparing the carrying amount to the fair value of the impaired asset.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of Significant Accounting Policies (Cont'd):

         H. Software Development Costs
         -----------------------------
            The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. Technological feasibility of the Company's software development costs is determined when the planning, designing, coding, and testing activities are completed, and the Company has established that the product can be produced to meet its design specifications. All costs incurred in the research and development of new software products and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During 1999, $413,604 was capitalized as software development costs in connection with the Company's new product entitled Compu-Scan, a computerized inkless fingerprint device. During 2000, the Company submitted this product for approval to the FBI. In 2001, due to uncertainty as to whether the Company will be able to obtain funding needed to complete development and the FBI approval process, the Company wrote down the asset to a net realizable value of $-0-.

         I. Income Taxes
         ---------------
            The Company provides for income taxes under the liability method. Deferred income taxes differences result from differences in the timing of recognition by the Company of certain expenses, the periods of depreciation of certain assets and net operating loss carryforwards.

         J. Accounting for Stock Options
         -------------------------------
            Financial Accounting Standards Board issued Statement No. 123 (SFAS
            123), "Accounting for Stock-Based Compensation." SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 (APB 25). The Company has elected to follow the provisions of APB
            25. Under APB 25, if the exercise price of the Company stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 9.

         K. Net Loss Per Common Share
         ----------------------------
            Basic loss per share is calculated by dividing the net loss by the weighted average common shares outstanding for the period. Diluted loss per share is calculated by dividing the net loss by the weighted average common shares outstanding of the period plus the dilutive effect of common stock equivalents. No exercise of common stock equivalents were assumed during any period because the assumed exercise of these securities would be anti-dilutive.

         L. Concentration of Credit Risk
         -------------------------------
            Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and accounts receivable. Concentration of credit risk, with respect to accounts receivable, is limited due to the Company's credit evaluation process. The Company does not require collateral from its customers. The Company sells its principal products to end users and distributors principally in the United States.

         M. Fair Value of Financial Instruments
         --------------------------------------
            The carrying value of cash and cash equivalents, accounts receivable, note receivable, and accounts payable, accrued expenses and convertible debentures approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS



         N. Impact of Recent Accounting Pronouncements
         ---------------------------------------------
            In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. Statement 144 is effective for the Company beginning on January 1, 2002. The Company does not expect that the adoption of SFAS No. 144 will have a significant impact on the Company's financial position or results of operations.

            In June 2001, the FASB issued SFAS No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets, effective for fiscal years' beginning after December 15, 2001. Under the new rules goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The adoption of this statement will not have a significant impact on the Company's financial position or results of operations.

            In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" (SFAS 133), which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and destination. The Company adopted SFAS 133 during the first quarter of 2001. The adoption did not have a significant impact on the Company's financial position or results of operations.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 3 - Note Receivable - Former Officer:
------------------------------------------
            During 1996, the Company loaned the former President (departed January 25, 2002) of the Company $125,000 evidenced by a promissory note. The note bore interest at the prime rate plus 1%, and was payable together with the principal on August 13, 1999. The Company's Board of Directors agreed to extend the maturity date of this note indefinitely. At December 31, 2001 and 2000, and March 31, 2002, accrued interest, included in the note receivable in the accompanying balance sheet was $52,400, $40,525 and $32,753 (unaudited), respectively. In 2001, due to uncertainty as to whether the Company will collect the note, a reserve for uncollectible notes was recorded in the amount of $177,400. In the first quarter of 2002, the Company received $19,647 of payments (unaudited) on the loan.

Note 4 - Furniture and Equipment:
---------------------------------
           Furniture and equipment consists of the following:

                                                      December 31
                                           ------------------------------         September 30, 2002
                                                 2001             2000                (Unaudited)
                                                 ----             ----            ------------------
           Furniture and fixtures          $   186,705       $   186,705               $186,705
           Computer equipment                  274,945           271,449                274,945
           Vehicles                             59,049            59,049                 59,049
           Leasehold improvements               34,977            34,977                 34,977
                                           -----------       -----------               --------
                                               555,676           552,180                555,676
           Less accumulated depreciation       518,586           380,134                539,904
                                           -----------       -----------               --------
                                           $    37,090       $   172,046               $ 15,772
                                           ===========       ===========               ========

            Depreciation and amortization included as a charge to operations amounted to $138,452 and $162,330 for the years ended December 31, 2001 and 2000, and $21,318 and $189,055 for the nine months ended September 30, 2002 and 2001, respectively.

Note 5 - Convertible Debentures:
--------------------------------
            On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

            During April through June 2002, $19,269 (unaudited) of the convertible debentures issued in March 2001 were converted into 5,090,912 (unaudited) shares of Common Stock. In addition, in June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

            During January through March 2002, $14,000 (unaudited) of the convertible debentures issued in March 2001 were converted into 2,456,140 (unaudited) shares of Common Stock. Additionally, accrued interest of $18,371 (unaudited) relating to these notes was converted into an additional 2,203,828 (unaudited) shares of Common Stock.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

            On December 31, 2001 the Company issued three convertible debentures for an aggregate amount of $500,000. The debentures are due December 31, 2002 and accrue interest at the rate of 12% per annum. Interest on the debentures shall be paid quarterly commencing March 31, 2002. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.043 per share or 50% of the average of the lowest three inter-day sales prices during the twenty Trading Days immediately preceding the applicable Conversion Date. The Company also issued common stock purchase warrants for the right to purchase 1,500,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.02 or the average of the lowest three inter-day sales prices during the twenty Trading Days immediately prior to exercise. The estimated fair value of the warrants of $37,500 and the intrinsic value of the beneficial conversion feature of $385,000 have been allocated to paid-in capital. This resulting debt discount plus $77,500 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets.

            During September 2001, the Company issued two convertible debentures for an aggregate amount of $400,000. These debentures are due on September 30, 2002 and accrue interest at the rate of 12% per annum. Interest on the debentures shall be paid quarterly commencing December 31, 2001. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.08 per share or 50% of the average of the lowest three inter-day sales prices during the ten Trading Days immediately preceding the applicable Conversion Date. The Company also issued common stock purchase warrants for the right to purchase 800,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.36 or the average of the lowest three closing sales prices for the common stock during the twenty Trading Days immediately prior to exercise. The estimated fair value of the warrants of $48,000 and the intrinsic value of the beneficial conversion feature of $262,000 have been allocated to paid-in capital. This resulting debt discount plus $90,000 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets.

            During April 2001 and May 2001, the Company issued three convertible notes for an aggregate amount of $155,000 and accrue interest at the rate of 10% per annum. Interest on the debentures shall be paid quarterly commencing June 30, 2001. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock thirty days prior to the maturity date. The conversion price in effect on any Conversion Date shall be an amount equal to 50% of the mean average price of the common stock for the ten trading days prior to notice of conversion. The intrinsic value of the beneficial conversion feature of $155,000 has been allocated to paid-in capital. This resulting debt discount is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets. During September 2001, $115,000 of the notes were converted into 1,498,540 shares of free trading common stock and 1,252,069 shares of restricted stock at conversion prices ranging between of $.03895 and $.034 per share. In addition, $5,078 of accrued interest related to the debentures was converted into 132,827 shares of common stock. On the conversion date, the unamortized portion of the debt discount related to the converted debt, in the amount of $11,329, was charged to interest expense. In October 2001, $15,000 of the convertible debentures were paid. The parties have entered into an agreement to extend the maturity date of the remaining balance of $25,000 for another year.

            During March 2001, the Company issued two convertible debentures for an aggregate amount of $200,000 with a maturity date of March 4, 2002. The debentures accrue interest at the rate of 12% per annum. The holders have the right to convert the principal amount plus accrued interest into shares of the Company's common stock at any time through maturity. The conversion price in effect on any Conversion Date shall be the lesser of $.08 per share or 50% of the average of the lowest three inter-day sales prices during the ten Trading Days immediately preceding the applicable Conversion Date.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

            The Company also issued common stock purchase warrants for the right to purchase 200,000 shares of common stock of the Company at an exercise price per share equal to the lesser of $.36 or the average of the lowest three closing sales prices during the twenty Trading Days immediately prior to the date of exercise. The estimated fair value of the warrants of $64,000 and the intrinsic value of the beneficial conversion feature of $105,000 have been allocated to paid-in capital. This resulting debt discount plus $31,000 of financing charges is being amortized on a straight-line basis over the term of the debentures. The debentures are collateralized by substantially all of the Company's assets. During November 2001 through December 2001, $160,000 of the debentures were converted into 6,309,526 shares of common stock. On the conversion date, the unamortized portion of the debt discount and deferred financing costs related to the converted debt, in the amount of $40,479, was charged to interest expense.

            During December 2000, the Company issued $200,000 of convertible debentures to two investors. The debentures accrue interest at 12% per annum. The holder has the right to convert the debentures to common shares at any time through maturity at a conversion price the lessor of: $0.08 per share or 50% of the average of the lowest three trading prices during the 20 days preceding the conversion date. The debenture holders also received warrants to purchase 400,000 common shares at an exercise price of $0.036 per share at any time before December 28, 2003. The estimated fair value of the warrants of $40,000 and the intrinsic value of the beneficial conversion feature of $127,500 have been allocated to paid-in capital. This resulting debt discount plus the $61,000 of financing charges was amortized on a straight-line basis over the term of the debentures. During September 2001 through November 2001 the debentures in the amount of $200,000 were converted into 5,241,754 shares of common stock. In addition, $30,374 of accrued interest related to the debentures was converted into 1,012,494 shares of common stock. On the conversion date, the unamortized portion of the debt discount and deferred financing costs related to the converted debt, in the amount of $41,756, was charged to interest expense.

Note 6 - Equipment Loan
-----------------------
            During 2000, the Company entered into a $36,366 automobile loan, maturing in November 2005. The loan requires monthly installments of $620, including interest at .9%. The loan is collateralized by the automobile. Future maturities of the loan are as follows:

                               2002                                 $   7,211
                               2003                                     7,276
                               2004                                     7,342
                               2005                                     5,448
                               2006 and Thereafter                          -
                                                                    ---------
                                                                    $  27,277
                                                                    =========

Note 7 - Income Taxes:
----------------------
            At December 31, 2001, the Company had federal net operating loss carryforwards of approximately $11,124,000 to offset future federal taxable income expiring in various years through 2021. The Company also has state net operating loss carryforwards of approximately $621,500 to offset future state taxable income expiring in various years through 2021.

            The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations due to certain ownership changes of the Company.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


            The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are as follows:

                                                                           2001              2000
                                                                           ----              ----
                  Deferred tax assets:
                      Net operating loss carryforwards                  $ 3,838,269      $ 3,453,113
                      Bad debt reserves                                      37,810           43,519
                      Inventory reserves                                      1,868              200
                      Accrued expenses                                            -            1,755
                      Depreciation                                           67,848                -
                                                                        -----------      -----------
                  Total deferred tax assets                               3,945,795        3,498,587

                  Deferred tax liabilities:
                      Software development                                        -         (157,441)
                      Depreciation                                                -          (22,914)
                                                                        -----------      -----------
                  Total deferred tax asset                                3,945,795        3,318,232
                  Valuation allowance                                    (3,945,795)      (3,318,232)
                                                                        -----------      -----------
                  Net deferred tax asset                                $         -      $         -
                                                                        ===========      ===========

Note 8 - Commitments and Contingencies:
---------------------------------------
            The Company is a defendant in a lawsuit filed by Accusoft Corporation. Accusoft Corporation is seeking the termination of certain license agreements and a preliminary injunction enjoining the Company from using the above licenses in the sales of their products. The ultimate outcome of this litigation cannot presently be determined. However, in management's opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, that might result from the resolution of this matter, if any, have not been reflected in the financial statements.

            The Company leases certain facilities, vehicles and office equipment under non-cancelable operating lease agreements that expire at various dates through 2005. Future minimum lease payments at December 31, 2001 are as follows:

                               2002                                  $  118,194
                               2003                                     118,194
                               2004                                     118,486
                               2005                                      56,462
                               2006 and thereafter                            -
                                                                     ----------
                                                                     $  411,336
                                                                     ==========

            Rental expense under such operating leases was approximately $104,100 and $126,000 during the years ended December 31, 2001 and 2000, respectively.

Note 9 - Stock Option and Other Plans:
--------------------------------------
            The Company maintains the 1994 Restated Stock Option Plan (the 1994
            Plan) pursuant to which the Company reserved 5,000,000 shares of common stock. The options granted have a term of ten years and are issued at or above the fair market value of the underlying shares on the grant date. The Company also maintains the 1996 Director Option Plan (the Director Plan) pursuant to which the Company reserved 200,000 shares of common stock. Under the Director Plan, each outside director is automatically granted an option to purchase 15,000 shares of common stock (first option) upon adoption of the Director Plan or the date such person becomes a director. Every year thereafter, each outside director is automatically granted an option to purchase 1,000 shares (subsequent option) on each date of the annual meeting if a minimum of six months were served on the Board of Directors. Options granted under the Director Plan are issued at or above the fair market value of the underlying shares on the grant date. A portion of the first option vests at the six-month anniversary of the date of the grant and continues over a four-year period. Subsequent options vest on the first anniversary of the grant date. The options expire ten years from the date of the grant.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 9 - Stock Option and Other Plans (Cont'd):


            The following is a summary of option activity under all plans:

                                                                                                             Weighted
                                                             1996                             Total           Average
                                                           Director                         Number of        Exercise
                                            1994 Plan        Plan          Nonqualified      Options          Price
                                            --------------------------------------------------------------------------
Outstanding at December 31, 1999              179,000       33,182           896,500        1,109,312       $.33-$3.81
Granted                                       843,000            -                 -          843,000              .10
Expired                                             -            -            (7,500)          (7,500)             .37
                                            --------------------------------------------------------------------------
Outstanding at December 31, 2000            1,022,000       33,812           889,000        1,944,812       $.10-$3.81
Granted                                             -            -                 -                -                -
Expired                                      (103,500)     ( 7,500)        ( 208,000)        (319,000)      $.10-$3.81
                                            --------------------------------------------------------------------------

Outstanding at December 31, 2001
    and September 30, 2002                    918,500       26,312           681,000        1,625,812       $.10-$3.81
                                            ==========================================================================
Exercisable options at
December 31, 2001
    and September 30, 2002                    918,500       26,312           681,000        1,625,812
                                            =========================================================


            At December 31, 2001, the remaining contractual life of outstanding options was 8 years.

            Pro forma information regarding net loss and net loss per common share determined as if the Company accounted for stock options granted under the fair value method of SFAS 123 is as follows:

                                                December 31                         September 30
                                     -----------------------------------      --------------------------
                                          2001                 2000              2002            2001
                                          ----                 ----              ----            ----
                                                                              (Unaudited)    (Unaudited)
            Net loss:
              As reported             $(2,982,510)           $(2,030,052)      $1,125,603      $1,902,781
              Pro forma               $(2,993,559)           $(2,103,563)      $1,136,652      $1,865,975
            Net loss per share:
              As reported                   $(.12)                 $(.11)           $(.02)          $(.09)
              Pro forma                     $(.12)                 $(.12)           $(.02)          $(.09)


            The Company estimated the fair value of stock options at the date of grant by using a Black Scholes option pricing model with the following weighted-average assumptions for grants in 2000 as follows: risk-free interest rate of 5.5% for all years; expected life of the option of 5 years; no expected cash dividend payments on common stock, and volatility factors of the expected market price of the Company's common stock of: 1.033. The weighted average estimated fair value of stock options granted during 2000 was $.01. There were no options issued in 2001.

            The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


            During 1997, the Company adopted the Consultants and Advisors Compensation Plan (the Plan). Persons eligible under this Plan include any consultant or advisor of the Company who has provided bona fide services to the Company, except for services provided in connection with the offer or sale of securities in an equity transaction. The Company reserved 300,000 shares of common stock for issuance under this Plan of which 211,357 shares have been awarded through December 31, 2000. Awards may be granted in the form of stock options or stock grants. No awards shall be made after December 31, 2001. The Company has not awarded any stock options or stock grants under this Plan since 1998.

Note 10 - Equity Transactions:
------------------------------
            During October 2001 through December 2001, the Company received $229,000 net of $11,000 of issuance costs, from the issuance of 7,999,996 shares of common stock at $.03 per share via subscription agreements to various individuals.

            During 2001 and 2000, the Company issued 4,328,831 and 1,205,000 shares, respectively, of restrictive common stock for services received. The Company recorded a charge for the issuance of such shares during 2001 and 2000 of $414,322 and $261,100, respectively, based on the fair market value of the Company's common stock on the date of the stock grant.

            In connection with the Company's initial public offering in 1995, the Company issued to each unit holder one Redeemable Class A Warrant and one Redeemable Class B Warrant. The Warrants were immediately detachable and separately transferable. Each Class A Warrant entitled the holder to purchase one share of common stock for $6.00 subject to adjustment, during the four-year period commencing one year from the date of the offering. Each Class B Warrant entitled the holder to purchase one share of common stock for $7.25 subject to adjustment, during the four-year period commencing one year from the date of the offering. The Class A and Class B Warrants are subject to redemption by the Company at any time, (within thirty days notice) at $.10 per warrant provided that the per share closing bid price of the common stock exceeds 175% of the exercise price for the Class A Warrant, and 200% of the exercise price for the Class B Warrant, for at least 20 consecutive trading days. During July 2000, the Company's Board of Directors reduced the exercise price of the Class A Warrants from $6.00 to $1.00, and reduced the exercise price of the Class B Warrants from $7.50 to $1.50. The expiration date for the Class A and Class B Warrants was extended from August 15, 2000 to August 15, 2002. At December 31, 2001 and 2000, there were 1,483,750 Redeemable Class A Warrants outstanding and 1,483,750 Redeemable Class B Warrants outstanding.

            During July 1994, the Chairman excercised rights to purchase 119,999 shares of Common Stock at $.001 per share in connection with an employment agreement. The Company recorded $120,000 in unearned compensation, based on the fair value of the restricted stock at the date of issuance. Such unearned compensation has amortized to expense in the statement of operations over the period of the employment agreement. Amortization expense of $-0- and $14,000 was recorded during the years ended December 31, 2001 and 2000, respectively.

            At December 31, 2001, the Company has the following common shares reserved for issuance:

            Common stock options available to grant                                4,255,188
            Common stock options outstanding                                       1,625,812
            Common stock purchase rights                                             119,999
            Class A warrants outstanding                                           1,483,750
            Class B warrants outstanding                                           1,483,750
            Common stock available for grant:
                  Employee stock purchase plan                                       100,000
                  Consultants and advisors compensation plan                          88,643
            Convertible debentures                                                12,846,668
                                                                                  ----------
                      Total                                                       22,003,810
                                                                                  ==========

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 11 - Subsequent Events:

            On January 19, 2002 the Company received a letter from a shareholder threatening legal action pursuant to an October 2001 private placement offering. The letter from the shareholder alleged false and misleading statements were made by the Company in relation to convertible debenture funding and that the convertible debt was not properly approved by the board. The Company believes that the allegations are without merit. Currently no legal action has been filed, however, the Company intends to vigorously defend itself against such allegations if they are pursued.

            During January 2002, the Company issued 360,000 shares of restricted common stock for consulting services received. Such shares were valued at the fair market value on the date the shares were granted.

            During January 2002, the Company issued 1,500,000 shares of common stock in payment of $12,600 accrued interest on convertible debentures. During February 2002, the Company issued 703,828 shares of common stock in payment of $5,771 of accrued interest on convertible debentures.

            During February 2002, $14,000 of debentures were converted into 2,456,140 shares of common stock.

            In April 2002, the Company entered into an agreement to extend the maturity date of the convertible debentures issued in March 2001 in the amount of $200,000 with a maturity date of March 4, 2002 for an additional year.

Note 12 - Subsequent Events (unaudited)
---------------------------------------

            On January 10, 2003, DDSI issued three convertible debentures for an aggregate amount of $250,000, with simple interest accruing at the annual rate of 12%. These debentures are due January 10, 2004. Interest payable on the Debentures shall be paid quarterly commencing January 10, 2003. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.01 and (2) 50% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

            During October 2002, $3,000 of the convertible debentures issued in December 2001 were converted into 1,639,344 shares of Common Stock. Additionally, liquidated damages relating to these notes were converted into an additional 1,555,553 shares of Common Stock.

            On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

            During April through June 2002, $19,269 of the convertible debentures issued in March 2001 were converted into 5,090,912 shares of Common Stock. In addition, In June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

Part II.   Information Not Required In Prospectus
-------------------------------------------------

                    Indemnification of Directors and Officer

The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "legal action"), whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or serves or served at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. In addition, the Company's Certificate of Incorporation provides for indemnification of any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director or officer of the Company and is or was serving as a fiduciary of, or otherwise rendering to, any employee benefit plan of or relating to the Company. The indemnification obligation of the Company in the Certificate of Incorporation is permitted under Section 145 of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

                   Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                $    27.60
Printing and Engraving Expenses     $ 5,000.00
Legal Fees and Expenses             $20,000.00
Accounting Fees and Expenses        $15,000.00
Transfer Agent Fees                 $ 5,000.00
Blue Sky Fees                       $ 1,000.00
Miscellaneous                       $ 5,000.00
                                    ----------
Total                               $51,027.60

Recent Sales of Unregistered Securities

A total of 10,915,484 shares of common stock, par value $.001 (the "Shares"), were issued by the Company from June 1999 through May 2000, for cash or services rendered to the Company, absent registration under the Securities Act. These shares were offered pursuant to the exemption provided by Regulation A where such offering price was valued at $.30 per share.

From September through December 2000, the Company issued 1,205,000 restricted shares of its common stock for services performed. These shares were valued at market price. These shares were allocated as follows:

     o   9/29/00: 500,000 shares were issued to AJW Partners LLC,
     o 9/29/00: 500,000 shares were issued to New Millennium Capital Partners II, LLC,
     o 10/27/00: 100,000 shares were issued to About Face Communications, LLC, and
     o   12/28/00: 105,000 shares were issued to NIR Group LLC.

These four investors were sophisticated as defined by Section 4(2) in that they each had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, all four investors had access to information on the Company necessary to make an informed investment decision. Thus, these shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During December 2000, the Company issued $200,000 of convertible debentures to two investors. A $100,000 note was issued to AJW Partners, LLC and a $100,000 note to New Millennium Capital Partners II, LLC. The debentures mature on December 28, 2001 and accrue interest at 12% per annum. The holder has the right to convert the debentures to common shares at any time through maturity at a conversion price the lessor of: $0.08 per share or 50% of the average of the lowest three trading prices during the 20 days preceding the conversion date. The debenture holders also received warrants to purchase 400,000 common shares at an exercise price of $0.036 per share at any time before December 28, 2003. These debentures were issued under the exemption to registration provided by Regulation D Rule 506.

During March 2001, the Company issued $200,000 of convertible debentures to two investors. A $100,000 note was issued to AJW Partners, LLC and a $100,000 note to New Millennium Capital Partners II, LLC. These debentures mature on March 4, 2002; however, the parties have entered into an agreement to extend the maturity date for another year, and accrue interest at 12% per annum. The holder has the right to convert the debentures to common shares at any time through maturity at the conversion price as described in the agreement. The debenture holders received warrants to purchase 200,000 common shares at an exercise price the lesser of: $0.36 per share or the average of the lowest three trading prices during the 20 days preceding the exercise date. The debentures are collateralized by substantially all of the Company's assets. These debentures were issued under the exemption to registration provided by Regulation D Rule 506.

During January through March 2001, the Company granted 1,100,000 shares of restricted common stock for services performed to three consultants. Such shares were valued at market price. These shares were allocated as follows:

     o   1/23/01: 1,000,000 shares were issued to iCapital Corporation,

     o   2/1/01: 75,000 shares were issued to About Face Communications, and

     o   3/1/01: 25,000 shares were issued to David Likes.

All three investors were sophisticated as defined by Section 4(2) of the Securities Act of 1933, as amended, in that they each had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, all three investors had access to information on the Company necessary to make an informed investment decision. Thus, these shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During March 29, 2001 through April 10, 2001, the Company granted 93,000 shares and 75,000 shares respectively of restricted common stock for services performed to About Face Communication. These shares were issued at market price. About Face Corporation is sophisticated as defined by Section 4(2) in that it had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, they had access to information on the Company necessary to make an informed investment decision. Thus, these shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During April 2001, the Company issued two convertible notes for $100,000 and $15,000 respectively. Interest on these Notes shall be payable quarterly commencing June 30, 2001. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be an amount equal to 50% of the mean average price of the common stock for the ten (10) trading days prior to notice of conversion per share. The underlying shares were registered on August 29, 2001, file number 33359888.

These shares were allocated as follows:

     o   A $100,000 note to Ralph Hallenbeck
     o   A $15,000 note to Anthony Vollaro

These investors were sophisticated as defined by Section 4(2) of the Securities Act of 1933, as amended, in that they each had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, both investors had access to information on the Company necessary to make an informed investment decision. Securities were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During May 2001, the Company issued one convertible note for $40,000 to Robert Gowell, with interest at 10% per annum. Interest on these Notes shall be payable quarterly commencing June 30, 2001. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be an amount equal to 50% of the mean average price of the common stock for the ten (10) trading days prior to notice of conversion per share. In October 2001, $15,000 of the convertible note was paid. The parties have entered into an agreement to extend the maturity date of the remaining balance of $25,000 for another year. Securities were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During September 2001, the Company issued $400,000 of convertible debentures to two investors. $200,000 was issued to AJW Partners, LLC and $200,000 to New Millennium Capital Partners II, LLC. These debentures mature on September 30, 2002 and accrue interest at 12% per annum. The holder has the right to convert the debentures to common shares at any time through maturity at the conversion price as described in the note agreement. The debenture holders received warrants to purchase 800,000 common shares at an exercise price the lesser of:
$0.036 per share or the average of the lowest three trading prices during the 20 days preceding the exercise date. Such warrants expire September 30, 2004. The debentures are collateralized by substantially all of the Company's assets. These debentures were issued under the exemption to registration provided by Regulation D Rule 506.

During September 2001, $35,000 of the convertible debentures issued in December 2000 were converted into 1,000,000 shares of common stock. The underlying shares were registered August 29, 2001 file number 33359888.

During September 2001, Ralph Hallenbeck the holder of the $100,000 note issued in April 2001 converted his note into 1,428,571 shares of free trading common stock and 1,252,069 shares of restricted stock. The conversion price was valued at $.03895 per share in accordance with the agreement terms. See above.

Ralph Hallenbeck is sophisticated as defined by Section 4(2) of the Securities Act of 1933, as amended, in that he had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, he had access to information on the Company necessary to make an informed investment decision. These securities were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During September 2001, Anthony Vollaro, the holder of the $15,000 note issued in April 2001 also converted his shares into 214,286 shares of free trading common stock and 246,471 shares of restricted stock. The conversion price for this transaction was valued at $.034 per share in accordance with the agreement terms.

Anthony Vollaro is sophisticated as defined by Section 4(2) of the Securities Act of 1933, as amended, in that he had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, he had access to information on the Company necessary to make an informed investment decision. These securities were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During the quarter ended September 30, 2001, the Company granted 350,000 shares of restricted common stock to certain parties in connection with raising capital and for services performed. Such shares were valued at the fair market value on the date the shares were granted.

During October 2001 through January 2002, the remaining $165,000 of the convertible debentures issued in December 2000, as well as $160,000 of the convertible debentures issued in March 2001 were converted into 10,551,280 shares of common stock. Additionally, accrued interest relating to these notes was converted into an additional 2,512,494 shares of common stock. The underlying shares were registered August 29, 2001 file number 33359888.

During October 2001 through January 2002, the Company granted 3,070,831 shares of common stock to certain parties for consulting services performed and to be performed. Such shares were valued at market price.

These shares were allocated as follows:

     o   10/17/01: 150,000 shares were issued to NIR Group
     o   12/10/01: 300,000 shares were issued to Advocacy Group
     o   12/10/01: 85,000 shares were issued to Randy Hall
     o   12/10/01: 105,882 shares were issued to Rudy Hallenbeck
     o   12/10/01: 200 ,000 shares were issued to Jim Gilligan
     o   12/10/01: 200,000 shares were issued to Scott McBride
     o   12/10/01: 25,000 shares were issued to David Millery
     o   12/10/01: 25,000 shares were issued to Ken Blessing
     o   12/10/01: 25,000 shares were issued to Frank Guthart
     o   12/10/01: 100,000 shares were issued to George Rabine
     o   12/10/01: 50,000 shares were issued to Anthony Hill
     o   12/10/01: 400,000 shares were issued to Steve Randall
     o   12/10/01: 100,000 shares were issued to Don Brown
     o   12/10/01: 750,000 shares were issued to Scott Gallagher
     o   12/10/01: 41,949 shares were issued to Darlene Lazur

     o   12/10/01: 30,000 shares were issued to Stuart Johnson
     o   12/10/01: 123,000 shares were issued to Owen Naccarato
     o   1/02/02 : 360,000 shares were issued to NIR Group

All of the above investors were sophisticated as defined by Section 4(2) in that they each had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment. Furthermore, all investors had access to information on the Company necessary to make an informed investment decision. Thus, these shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

During October through December 2001, DDSI issued common stock via Subscription Agreements to various individuals. Through January 2002, the Company has raised $240,000 through these agreements and has issued 8,000,000 shares at $0.05 per share of common stock. These shares were issued under the exemption to registration provided by Regulation D Rule 506.

On December 31, 2001, DDSI issued three convertible debentures for an aggregate amount of $500,000, with simple interest accruing at the annual rate of 12%. A $125,000 convertible debenture was issued to New Millennium Capital Partners II, LLC, a $125,000 convertible debenture to AJW Partners, LLC and a $250,000 convertible debenture to Bristol Investment Fund, Ltd. These debentures are due December 31, 2002. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.043 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. DDSI also issued common stock purchase warrants for the right to purchase 1,500,000 shares of common stock of DDSI at an exercise price per share equal to the lesser of (i) $.02 and (ii) the average of the lowest three inter-day sales prices during the twenty (20) Trading Days immediately prior to exercise. These shares were issued under the exemption to registration provided by Regulation D Rule 506. These warrants have been canceled.

It is anticipated that the $ 500,000 of convertible debentures will be converted into shares in accordance with the terms of these debentures.

During April through June 2002, $19,269 of the convertible debentures issued in March 2001 were converted into 5,090,912 shares of Common Stock. In addition, in June 2002, a 12% convertible promissory note for $75,000 was issued to two investors. The conversion price is (i) 50% of the average of the lowest three inter-day sales prices, or (ii) if the common stock is then traded on the OTC Bulletin Board or Pink Sheets, the prices asked by any person or entity acting as a market maker in the common stock during the twenty trading days immediately preceding the relevant date upon which a conversion is effected.

On September 30, 2002, DDSI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due September 30, 2003. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.005 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

During October 2002, $3,000 of the convertible debentures issued in December 2001 were converted into 1,639,344 shares of common stock. Additionally, liquidated damages relating to these notes were converted into an additional 1,555,553 shares of common stock.

On January 10, 2003, DDSI issued three convertible debentures for an aggregate amount of $250,000, with simple interest accruing at the annual rate of 12%. These debentures are due January 10, 2004. Interest payable on the Debentures shall be paid quarterly commencing January 10, 2003. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of DDSI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.01 and (2) 50% of the average of the lowest three inter-day sales prices of the common stock during the twenty Trading Days immediately preceding the applicable Conversion Date.

         Exhibits

Exhibit
Number            Description
-------           -----------
2.1  (1)          Certificate of Incorporation of the Company.  Incorporated June 13, 1994.
2.2  (1)          Restated Articles of Incorporation of the Issuer, May 21, 1997.
2.3  (1)          Amended Articles of Incorporation.
2.3.1(5)          Amended Articles of Incorporation dated October 9, 2001
2.4  (1)          By-Laws of the Company.
4.1. (3)          Form of Warrant Agreement with Form of Warrant Election to Purchase
4.1.1(4)          Executed Warrant Agreement with AJW Partners, LLC
4.1.2(4)          Executed Warrant Agreement with New Millennium Capital Partners II, LLC
4.2.1.1.1(5)      Executed Stock Purchase Warrant Agreement with AJW Partners LLC
4.2.1(5)          Executed Stock Purchase Warrant Agreement with New Millennium Capital Partners II LLC
4.2.2(5)          Executed Stock Purchase Warrant Agreement with Bristol Investment Fund, Ltd.
4.3(8)            Stock Purchase Warrant Agreement with AJW Qualified Partners, LLC
4.3.1(8)          Stock Purchase Warrant Agreement with AJW Offshore, Ltd.
4.4               Stock Purchase Warrant Agreement with AJW Qualified Partners, LLC (January 10, 2003)
4.4.1             Stock Purchase Warrant Agreement with AJW Partners, LLC (January 10, 2003)
4.4.2             Stock Purchase Warrant Agreement with AJW Offshore, Ltd. (January 10, 2003)
5.1 (1)           Form of Voting Trust Agreement between Norman Cohn and Garrett U. Cohn.
5.1.1             Opinion re: Legality
5.1.3(5)          Legal Opinion to Investors
6.18 (1)          Security Agreement and Note dated as of August 14, 1996 in the principal
                  Amount of $125,000 made by Garrett U. Cohn in favor of the Company.
6.2  (1)          Resolution to Security Agreement between Norman Cohn and Garrett U. Cohn.
6.3  (1)          Employee 1997 Stock Option Plan adopted by the Board of Directors February 24, 1998 and subject to stockholder ratification.
6.5  (1)          Warrant Agreement dated May 1, 1995 between the Company and Jay Teitlebaum.
6.6  (1)          Warrant Agreement dated June 16, 1995 between the Company and Norman Cohn.
                  Incorporated by reference: Form 10-KSB, period December 31, 1996,
                  File No. 0-26604, Exhibit 4.4.
6.7  (1)          Lease for the Premises dated May 16, 2000.
6.8  (1)          Cohn Employment and Non-competition Agreement of Garrett U. Cohn dated July 7, 1994.
                  Incorporated by reference:  Form 10-KSB, period December 31, 1996,
                  File No. 0-26604, Exhibit 10.1.
6.9  (1)          Employment Agreement for Michael Pellegrino.
6.9.1(1)          Employment Agreement for Michael Ott.
6.9.2(1)          Employment Agreement for Randolph Hall.
6.9.3(6)          Employment Agreement for Michael Pellegrino (2002)
6.9.4(6)          Employment Agreement for Randolph Hall (2002)
10.1 (2)          Software License and Royalty Agreement between Company and Harris Corporation
10.2 (2)          Agreement for Development of Finger/Slap Scanner Product between the Company and
                  ISC/U.S., Inc.
10.2.1(5)         Software License and Royalty Agreement between Company and AuthenTec
10.2.2(7)         Strategic Joint Venture Agreement between Company and i/tx.
10.3(3)           Form of Secured Convertible Debenture Purchase Agreement (December 28, 2000)
10.3.1(4)         Executed Secured Convertible Debenture Purchase Agreement
10.3.2(5)         Executed Securities Purchase Agreement
10.3.3            Securities Purchase Agreement (January 10, 2003)
10.4(3)           Form of First Amendment to Secured Convertible Debenture Purchase Agreement
                  (March 5, 2001)
10.4.1(6)         Executed Amendment No. 1 to Securities Purchase Agreement dated December 31, 2001
10.5(3)           Form of 12% Convertible Debenture
10.5.1(4)         Executed 12% Convertible Debenture with AJW Partners, LLC
10.5.2(4)         Executed 12% Convertible Debenture with New Millennium Capital Partners II, LLC
10.5.3.1(5)       Executed Secured Convertible Debenture with AJW Partners LLC
10.5.4(5)         Executed Secured Convertible Debenture with New Millennium Capital Partners II LLC
10.5.4.1(5)       Executed Secured Convertible Debenture with Bristol Investment Fund, Ltd.
105.5(8)          Secured Convertible Debenture with AJW Qualified Partners, LLC
10.5.5.1(8)       Secured Convertible Debenture with AJW Offshore, Ltd.


10.5.6            Secured Convertible Debenture with AJW Qualified Partners, LLC (January 10, 2003)
10.5.6.1          Secured Convertible Debenture with AJW Partners, LLC (January 10, 2003)
10.5.6.2          Secured Convertible Debenture with AJW Offshore, Ltd. (January 10, 2003)
10.6(3)           Form of Registration Rights Agreement
10.6.1(4)         Executed Registration Rights Agreement
10.6.2(5)         Executed Registration Rights Agreement
10.6.3            Registration Rights Agreement (January 10, 2003)
10.7 (3)          Form of Security Agreement
10.7.1(5)         Executed Security Agreement
10.7.2            Security Agreement (January 10, 2003)
10.7.3            Intellectual Property Security Agreement (January 10, 2003)
10.8 (3)          Form of 10% Convertible Debenture
10.8.1(4)         10% Convertible Note to Robert Gowell
10.9(4)           Escrow Agreement
10.9.1(4)         Transfer Agent Instructions
10.9.2.1(5)       Executed Escrow Agreement
10.9.3(5)         Transfer Agent Instructions
10.9.4            Transfer Agent Instructions (January 10, 2003)
10.10(4)          Contract with DBA Systems, a Division of Titan Industries
10.11(4)          Executed Second Amendment to Secured Convertible Debenture Purchase Agreement
10.12(6)          Form of Private Placement Subscription Agreement
10.13(8)          Private Placement Agreement Letter with AJW Qualified Partners, LLC and AJW Offshore, Ltd.
16.0(1)           Letter re change in certifying accountant.
23.1              Consent of Counsel, Owen Naccarato (included in Exhibit 5.1.1)
23.2              Consent of independent auditors Ernst & Young
23.3              Consent of independent auditors Withum Smith &Brown

(1)    Previously filed on Form 10-SB September 20, 2000, File No. 0-26604
(2)    Previously filed on Form 10-SB/A November 17, 2000, File No. 0-26604
(3)    Previously filed on Form SB-2 May 1, 2001, File No. 333-59888
(4)    Previously filed on Form SB-2, Amendment 2, August 29, 2001,
       File No. 333-59888
(5)    Previously filed on Form SB-2, February 13, 2002, File No. 333-82662
(6)    Previously filed on Form SB-2, Amendment No. 1, May 9, 2002,
       File No. 333-82662
(7)    Previously filed on Form SB-2, Amendment No. 2, Jun 25, 2002,
       File No. 333-82662
(8) Previously filed on Form SB-2, Amendment No. 5, October 10, 2002, File No. 333-82662

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fairless Hills, PA 19030.

Registrant:       Digital Descriptor Systems, Inc.

Signature                                   Title                                       Date
---------                                   -----                                       ------------
By:      /s/Michael J. Pellegrino           President, Chief Operating Officer          February 12, 2003
         ---------------------------        Director
         Michael J. Pellegrino


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                       Date
---------                                   -----                                       ------------
By:      /s/Robert Gowell                   Chief Executive Officer                     February 12, 2003
         ----------------                   Director - Co-chairman
         Robert Gowell


By:      /s/ Michael J. Pellegrino          President, Chief Operating Officer          February 12, 2003
         -------------------------          Director
         Michael J. Pellegrino


By:      /s/ Anthony Shupin                 Director                                    February 12, 2003
         ------------------
         Anthony Shupin


By:      /s/ Vincent Moreno                 Director                                    February 12, 2003
         ------------------
         Vincent Moreno